Exhibit (a)(1)(A)

ReWalk Robotics Ltd.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR RESTRICTED SHARE UNITS

SEPTEMBER 6, 2017

YOUR RIGHT TO ELECT TO EXCHANGE YOUR OPTIONS AND YOUR RIGHT
TO WITHDRAW SUCH ELECTION WILL EXPIRE AT 4:59 P.M., NEW YORK TIME (11:59 PM, ISRAEL TIME), ON
OCTOBER 4, 2017, UNLESS EXTENDED.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

The prospectus relates to the ReWalk Robotics Ltd. 2014 Incentive Compensation Plan (the “2014 Plan”).

ReWalk Robotics Ltd. (“ReWalk,” the “Company,” “we” or “us”) is offering certain employees and consultants of the Company and its subsidiaries the right to exchange (the “Exchange Offer”) certain of their outstanding options to purchase ordinary shares, par value NIS 0.01 per share, of ReWalk for new restricted share units (the “New RSUs”) on the terms described herein (this “Offer to Exchange”). Restricted share units are an undertaking by ReWalk to issue our ordinary shares in the future provided the applicable vesting criteria are satisfied.

Outstanding stock options, whether vested or unvested, may be tendered for exchange pursuant to this Exchange Offer only if (i) they were granted under the 2014 Plan and with an exercise price above the 52-week high closing price of our ordinary shares at the time of the commencement of this Exchange Offer, (ii) they will not expire before the expiration of the Exchange Offer and (iii) they are held by persons who are, on the date of commencement and expiration of this Exchange Offer, residents of the United States, Israel, Germany or the United Kingdom and are not otherwise ineligible to participate in the Exchange Offer. The 52-week high closing price as of August 31, 2017, as reported on The NASDAQ Stock Market LLC, was $6.35. To be eligible, you must also be employed by us or our subsidiaries ReWalk Robotics, Inc. and ReWalk Robotics GmbH or providing services to us or such subsidiaries on the date the Exchange Offer commences and must remain employed or continue providing services through the date the New RSUs are granted. We refer to these outstanding stock options as the “Eligible Options.” The Exchange Offer is not conditioned upon a minimum number of Eligible Options being surrendered for exchange.

The Exchange Offer is being made on the basis of a fixed exchange ratio, which is calculated so that the New RSUs received in the Exchange Offer will have a value approximately equal to the value (established in accordance with the option valuation method described in “Risks Related to the Exchange Offer”) of the stock options exchanged (the “Surrendered Stock Options”). The exchange ratio for (i) Eligible Options with an exercise price of $6.80 to $11.00 is 3.5 to 1 and (ii) Eligible Options with an exercise price of $11.01 to $21.00 is 5 to 1.

We will cancel the Surrendered Stock Options immediately upon expiration of the Exchange Offer and then grant the New RSUs on the first trading day following the expiration date (the “New RSU Grant Date”). The Exchange Offer is currently set to expire on October 4, 2017. If we decide to extend the expiration date, the New RSU Grant Date similarly will be delayed. The New RSUs will be granted under the terms of the 2014 Plan.

Unless the Company’s compensation committee accelerates the vesting of any New RSUs, the New RSUs will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the date of grant and one-third (1/3) on each of the next two successive anniversaries, whether or not the Surrendered Stock Options are fully vested on the expiration date of the Exchange Offer. Additionally, the forfeiture terms of the New RSUs will be substantially the same as those that apply generally to previously granted restricted share units granted under the 2014 Plan.

You may only participate in the Exchange Offer on a grant-by-grant basis. In other words, you may elect to exchange one Eligible Option granted to you (and identified by a distinctive serial number) and not to exchange another Eligible Option granted to you (and identified by a different serial number); however, if you wish to surrender an Eligible Option for exchange, all of the Ordinary Shares subject to that Eligible Option must be surrendered in full. Eligible Options may not be surrendered in part.

Grants of New RSUs will be made on the first trading day following the expiration date of the Exchange Offer, provided you are still employed by or providing services to the Company on the date that the Exchange Offer expires and that you have not, as of that date, given or received notice of termination of your employment. The Exchange Offer is not conditioned upon a minimum number of Eligible Options being surrendered for exchange.

The ordinary shares are traded on the NASDAQ Capital Market under the symbol “RWLK.” On September 5, 2017, the last completed trading day prior to the commencement of the Exchange Offer, the closing price of the Ordinary Shares as reported by The NASDAQ Stock Market LLC was $1.55.

See “Risks Related to the Exchange Offer” for a discussion of risks that you should consider before deciding whether or not to participate in the Exchange Offer.

IMPORTANT NOTICE TO HOLDERS

To elect to exchange some or all of your Eligible Options pursuant to the Exchange Offer, you must properly complete, sign and deliver a notice of election (the form of which will be provided to you by the Company) to the following contact: if you reside in the United States, Judy Kula, Director of Human Resources, at judy.kula@rewalk.com (the “Director of Human Resources”); and if you reside in Israel, Germany or the United Kingdom, Moran Perelman, International Controller of the Company, at moran.perelman@rewalk.com (the “International Controller”). Delivery of your properly completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail sent to the relevant contact (such electronic delivery of the notice of election forms, “Electronic Delivery”). If, and only if, you are unable to effect Electronic Delivery, you may send your properly completed and signed election form or withdrawal form via mail or U.S. Federal Express (or similar delivery service) to the Company (“Non-Electronic Delivery”) at the following address:

If you reside in the United States

ReWalk Robotics Ltd.

c/o ReWalk Robotics Inc.

200 Donald Lynch Blvd.

Marlborough, Massachusetts 01752

Attention: Judy Kula, Director of Human Resources

If you reside in Israel, Germany or the United Kingdom

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel

2069203

Attention: Moran Perelman, International Controller

Responses submitted by any other means, including hand delivery, interoffice delivery or fax, are not permitted unless otherwise noted. In order to be effective, the Director of Human Resources (if you reside in the United States) or the International Controller (if you reside in Israel, Germany or the United Kingdom) must receive your properly completed and signed notice of election, either via Electronic Delivery or Non-Electronic Delivery, before 4:59 p.m., New York time (11:59 p.m., Israel time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so, unless there is a delay in the expected receipt of the tax ruling that the Company has requested from the Israel Tax Authority. The Company will not accept delivery in any manner of any notice of election after expiration of the Exchange Offer.

Subject to the Company’s right to extend, terminate or amend the Exchange Offer, immediately after the expiration of the Exchange Offer, the Company will accept all properly Surrendered Stock Options that have not been validly withdrawn. Promptly thereafter, the Company will give written notice to each eligible employee or consultant who validly surrendered Eligible Options pursuant to the Exchange Offer confirming the New RSU grant details, including the date of grant of, the number of Ordinary Shares subject to, and the vesting and expiration dates of, each New RSU. If you have not received a confirmation, it is your responsibility to confirm that we have received your election and/or any withdrawal. Upon acceptance of the Surrendered Stock Options, they will be cancelled and you will no longer have any right to purchase ordinary shares previously underlying them.

Although the Company’s Board of Directors (the “Board”) has approved the Exchange Offer, neither ReWalk nor the Board is making any recommendation as to whether or not you should participate in the Exchange Offer. Participation in the Exchange Offer carries risks and there is no guarantee that you will ultimately receive greater value from the New RSUs if you elect to participate in the Exchange Offer than from your Eligible Options if you do not elect to participate. As a result, you must make your own decision regarding your participation in the Exchange Offer. The Company strongly recommends that you consult with your own legal, financial and tax advisor(s) in relation to any questions concerning the Exchange Offer, including any personal tax implications or otherwise.

ReWalk has not authorized any person to make any recommendation on its behalf as to whether or not you should surrender your Eligible Options for exchange pursuant to the Exchange Offer. You should rely only on the information in these materials or in other documents to which the Company has referred you. ReWalk has not authorized any person to provide you with any information or to make any representation in connection with the Exchange Offer other than the information and representations contained or referred to in these materials. If any person makes any recommendation or representation to you or provides you with any information, you should treat that recommendation, representation or information as not having been authorized by the Company.

You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer to Exchange. This Offer to Exchange summarizes various agreements, documents and other information. These summaries are qualified in their entirety by reference to the agreements, documents and information to which they relate.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or passed judgment upon the adequacy of the disclosures of this Offer to Exchange. Any representation to the contrary is a criminal offense. The Company is not making an offer of New RSUs in any jurisdiction in which participation in the Exchange Offer by its employees or consultants is not permitted.

You are advised to exercise caution in relation to this Offer to Exchange. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Summary Term Sheet

The following are answers to some questions that you may have about the Exchange Offer. However, you should carefully read this entire Offer to Exchange and the other documents relating to the Exchange Offer, because the matters discussed here are not exhaustive and may not cover all of the questions that you might have, and additional important information is contained in the remainder of this Offer to Exchange and the other documents relating to the Exchange Offer. Some of the responses in this Summary Term Sheet contain references to other sections in this Offer to Exchange to help you find a more complete description of the topics covered in this section. The Exchange Offer is subject to the terms and conditions of the remainder of these documents, as they may be amended.

1.	Why is the Company making the Exchange Offer?

The primary purpose of the proposed Exchange Offer is to restore the intended retention and incentive value of certain of our employee equity awards, which we believe will promote long-term shareholder value. Stock options have been a significant part of the equity compensation granted to our employees. However, a large group of our employees, including certain executive officers and directors, hold stock options that are “underwater,” with exercise prices that significantly exceed both the current market price of our ordinary shares and the average market price of our ordinary shares over the past 12 months. As of August 31, 2017, the stock options under our 2014 Plan consisted of options to purchase 1,520,144 ordinary shares, of which options to purchase an aggregate of 980,483 ordinary shares were Eligible Options with exercise prices above $6.35, the 52-week high closing price of our ordinary shares of that date and as of the date of the commencement of this Exchange Offer. As a result, underwater Eligible Options represented 64% of the total outstanding stock options granted under the 2014 Plan.

The Board believes that the underwater Eligible Options no longer effectively provide the long-term incentive and retention objectives for which they were intended and that the Exchange Offer constitutes an important component in the Company’s strategy to retain, motivate and reward employees and consultants. In addition, the Exchange Offer is designed to help reduce the existing overhang on our ordinary shares and the potential dilutive effect on our shareholders by reducing the total number of ordinary shares underlying our currently-outstanding equity awards. See the information set forth under the heading “The Exchange Offer—2. Purpose of the Exchange Offer.”

2.	What options are covered by the Exchange Offer and who is eligible to participate in the Exchange Offer?

Outstanding stock options, whether vested or unvested (including on the expiration date of the Exchange Offer), may be tendered for exchange pursuant to this Exchange Offer only if (i) they were granted under 2014 Plan, with an exercise price above $6.35, the 52-week high closing price of our ordinary shares at the time of the commencement of this Exchange Offer, (ii) they will not expire before the expiration of the Exchange Offer and (iii) they are held by persons who are, on the date of commencement and expiration of this Exchange Offer, residents of the United States, Israel, Germany or the United Kingdom and are not otherwise ineligible to participate in the Exchange Offer. The use of this threshold is designed to ensure that only outstanding options that are significantly “underwater” (meaning the exercise prices of the options are significantly greater than our current share price) will be eligible for exchange under the Exchange Offer.

To be eligible, you must be employed by us or our subsidiaries ReWalk Robotics, Inc., a Delaware company, or ReWalk Robotics GmbH, a German company, or providing services to us or such subsidiaries on the date the exchange offer commences, and must remain employed or continue providing services through the date the New RSUs are granted. Our non-employee directors and retirees are not eligible to participate in the Exchange Offer.

Should you cease to be a resident of the United States, Israel, Germany or the United Kingdom, or should you give or receive notice of termination of your employment or provision of services, during the period that the Exchange Offer is open, you will no longer be entitled to participate in the Exchange Offer and any Eligible Options that you have tendered pursuant to the Exchange Offer will be returned to you and will remain outstanding on their pre-existing terms and conditions, and no New RSUs will be issued to you. See the information set forth under the heading “The Exchange Offer—1. Number of Options; Expiration Date” and “The Exchange Offer—5. Acceptance of Options for Exchange and Grant of New RSUs.”

3.	How many New RSUs will I receive in exchange for the Eligible Options that I surrender for exchange?

The Exchange Offer is being made on the basis of a fixed exchange ratio, which is calculated so that the New RSUs received in the Exchange Offer will have a value approximately equal to the value (established in accordance with the option valuation method described in “Risks Related to the Exchange Offer”) of the Surrendered Stock Options. The exchange ratio for (i) Eligible Options with an exercise price of $6.80 to $11.00 is 3.5 to 1 and (ii) Eligible Options with an exercise price of $11.01 to $21.00 is 5 to 1. Any fractional New RSUs will be rounded down to the nearest whole share such that no fractional New RSUs will be granted. See the information set forth under the headings “The Exchange Offer—Number of Options; Expiration Date” and “The Exchange Offer—8. Source and Amount of Consideration; Terms of New RSUs.”

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4.	When will the New RSUs vest and what will be the forfeiture terms of the New RSUs?

Subject to the terms of the 2014 Plan, assuming your continued employment with or provision of services to the Company, as required under the 2014 Plan, New RSUs will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the date of grant and one-third (1/3) on each of the next two successive anniversaries; provided, that the Company’s compensation committee has the discretion, in circumstances that it deems appropriate, to accelerate the vesting of any New RSUs. This will be the case whether or not the Surrendered Stock Options are fully vested on the expiration date of the Exchange Offer. Additionally, the forfeiture terms of the New RSUs will be substantially the same as those that apply generally to previously granted restricted share units granted under the 2014 Plan. See the information set forth under the headings “The Exchange Offer—1. Number of Options; Expiration Date” and “The Exchange Offer—8. Source and Amount of Consideration; Terms of New RSUs.”

5.	Will I have to pay income taxes, or be subject to any withholding taxes, if I exchange my Eligible Options in the Exchange Offer?

Israeli Residents

See the information set forth under the headings “Risks Related to the Exchange Offer” and “The Exchange Offer—13. Material Income Tax Consequences.”

United States Residents

See the information set forth under the headings “Risks Related to the Exchange Offer” and “The Exchange Offer—13. Material Income Tax Consequences.”

German Residents

See the information set forth under the headings “Risks Related to the Exchange Offer” and “The Exchange Offer—13. Material Income Tax Consequences.”

United Kingdom Residents

See the information set forth under the headings “Risks Related to the Exchange Offer” and “The Exchange Offer—13. Material Income Tax Consequences.”

Before deciding whether or not to participate in the Exchange Offer, you should consult with your personal tax and financial advisors with respect to the tax consequences of exchanging your Eligible Options. You should consider the local, state, federal and foreign tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances. For example, if you are a resident of or subject to the tax laws in more than one country, there may be additional or different tax and social insurance consequences and other restrictions that apply to you. The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the Exchange Offer, irrespective of the source of or reason for any such negative consequences.

6.	When will I receive my New RSUs?

The Company currently anticipates that the Exchange Offer will expire at 4:59 p.m., New York time (11:59 p.m., Israel time), on October 4, 2017. If the Exchange Offer is not extended, then the Surrendered Stock Options will be accepted for exchange and will be cancelled immediately upon expiration and the corresponding New RSUs will be deemed granted on October 5, 2017 (the first trading day following the expiration date of the Exchange Offer). Should the expiration date of the Exchange Offer be extended, the New RSU Grant Date will be extended accordingly. As promptly as practicable after the grant date, you will receive an award notification letter substantially in the form of the award notification filed as an exhibit to the Schedule TO, notifying you of the award of each New RSU. In addition, in due course you will be contacted to arrange for signature of the formal RSU award agreement. See the information set forth under the headings “The Exchange Offer—1. Number of Options; Expiration Date,” “The Exchange Offer—5. Acceptance of Options for Exchange and Grant of New RSUs” and “The Exchange Offer—8. Source and Amount of Consideration; Terms of New RSUs.”

7.	Are there conditions to the Exchange Offer?

The Exchange Offer is subject to a number of conditions with regard to events that could occur before the expiration of the Exchange Offer and pursuant to which the Company may terminate the Exchange Offer. These events include a change in accounting principles, a lawsuit challenging the Exchange Offer, a third-party tender offer for the Company’s ordinary shares and an acquisition proposal for the Company. These and various other conditions are more fully described under the heading “The Exchange Offer—6. Conditions of the Exchange Offer.” Should the Company terminate the Exchange Offer prior to accepting and canceling your Surrendered Stock Options, such options will remain outstanding on their pre-existing terms and conditions. The Exchange Offer is not conditional upon any minimum level of participation by eligible employees and consultants. See also the information set forth under the heading “The Exchange Offer—14. Extension of the Exchange Offer; Termination; Amendment.”

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8.	What if I am not an employee of, or providing services to, the Company on the date the Exchange Offer expires or if I have given or received notice of termination of my employment or provision of services by that time?

You will only receive a grant of New RSUs in the Exchange Offer if you are an employee of, or providing services to, the Company or a subsidiary of the Company on the date the Exchange Offer expires and have not, as of that date, either given or received notice of termination of your employment or provision of services. If, on such date, you are not an employee of or providing services to the Company or a subsidiary of the Company for any reason, or if you have either given or received notice of termination of your employment or provision of services, then you will not be entitled to participate in the Exchange Offer and no New RSUs will be issued to you. In that event, any Eligible Options that you had tendered in the Exchange Offer will remain outstanding on their pre-existing terms and conditions and subject to the provisions of the 2014 Plan. Employees who are on a leave of absence or are on maternity or paternity leave will be entitled to participate in the Exchange Offer. Participation in the Exchange Offer does not confer upon you the right to remain employed by the Company or any of its subsidiaries. See the information set forth under the heading “The Exchange Offer—1. Number of Options; Expiration Date” and “The Exchange Offer—5. Acceptance of Options for Exchange and Grant of New RSUs.”

9.	Am I required to participate in the Exchange Offer?

No. Participation in the Exchange Offer is entirely voluntary.

10.	If I elect to participate in the Exchange Offer, do I have to exchange all of my Eligible Options or can I just exchange some of them?

You may only participate in the Exchange Offer by making elections on a “grant-by-grant” basis. In other words, you may choose which Eligible Options to exchange, although you must exchange all Eligible Options covered by a particular option grant. By way of illustration, if you hold Eligible Options made in two separate grants, one to purchase 300 ordinary shares and one to purchase 250 ordinary shares, you may elect to exchange the former option and not the latter option, regardless of whether or not, or the extent to which, either option has vested. However, you are not permitted to tender only 100 ordinary shares underlying the option to purchase 300 ordinary shares, since this would be an exchange of a partial grant. See the information set forth under the heading “The Exchange Offer—1. Number of Options; Expiration Date.”

12.	How will the New RSUs differ from Eligible Options?

A stock option is the right to purchase ordinary shares in the future at a fixed price. You earn this right over time, known as vesting. The fixed purchase price, or “exercise” price, is typically equal to the closing price of our ordinary shares on the date the option is granted. Due to subsequent share price fluctuations, at any given time following the grant of the option, the share price may be greater than, equal to, or less than the exercise price of the option. When the share price is greater than the exercise price of the option (otherwise known as an option being “in-the-money”), the option holder receives value from exercising the option (i.e., purchasing the shares at the fixed exercise price), because he or she is able to buy the ordinary shares at less than its current market price. The holder of an option to purchase ordinary shares at an exercise price that is greater than the current share price (otherwise known as an option being “out-of-the-money” or “underwater”) generally would not exercise the stock option because he or she would have to pay more than the current market price to buy the shares associated with the option. The Eligible Options in this Exchange Offer are currently “underwater” and have been so for some time.

Restricted share units are awards covering a number of hypothetical units with respect to ordinary shares that are granted subject to such vesting and transfer restrictions and conditions of payment as the compensation committee may determine in an award agreement. As with stock options, you earn this right over time, provided you satisfy the criteria, terms and conditions, including continued employment or service. Restricted share units are also subject to forfeiture and may not be transferred until the applicable period of restriction lapses, based on your continued employment or service and/or other conditions or events, which may include the achievement of performance goals. Restricted share units are payable in cash, ordinary shares of equivalent value or a combination thereof. Unlike stock options, they do not have an exercise price or an expiration date. The value of a restricted share unit is equal to the value of an ordinary share, as opposed to a stock option, where the value of an option reflects the difference between the exercise price and the market price of an ordinary share. Although the intrinsic value of a restricted share unit goes up and down with the share price, a restricted share unit can never be “underwater.” For information on the terms of the New RSUs and the tax consequences of holding them, see “The Exchange Offer—8. Source and Amount of Consideration; Terms of New RSUs” and “The Exchange Offer—13. Material Income Tax Consequences,” respectively.

13.	What do I need to do to participate in the Exchange Offer?

To elect to exchange some or all of your Eligible Options pursuant to the Exchange Offer, you must properly complete, sign and deliver a notice of election (the form of which will be provided to you by the Company) to the following contact: if you reside in the United States, Judy Kula, Director of Human Resources, at judy.kula@rewalk.com; and if you reside in Israel, Germany or the United Kingdom, Moran Perelman, International Controller, at moran.perelman@rewalk.com. Delivery of your properly completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail sent to the relevant contact. If, and only if, you are unable to effect such Electronic Delivery, you may send your completed and signed election form via mail or U.S. Federal Express (or similar delivery service) to the Company at the following address:

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If you reside in the United States

ReWalk Robotics Ltd.

c/o ReWalk Robotics Inc.

200 Donald Lynch Blvd.

Marlborough, Massachusetts 01752

Attention: Judy Kula, Director of Human Resources

If you reside in Israel, Germany or the United Kingdom

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel

2069203

Attention: Moran Perelman, International Controller

Responses submitted by any other means, including hand delivery, interoffice delivery or fax are not permitted unless otherwise noted. In order to be effective, the Director of Human Resources (if you reside in the United States) or the International Controller (if you reside in Israel, Germany or the United Kingdom) must receive your properly completed and signed notice of election, either via Electronic Delivery or Non-Electronic Delivery, before 4:59 p.m., New York time (11:59 p.m., Israel time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election after expiration of the Exchange Offer.

Proper completion, signature and delivery of the notice of election requires that you undertake a series of steps, which are set forth below:

I	For all eligible employees and consultants:

(a)	Determine which of your options are Eligible Options.

Identify which of your options are Eligible Options and therefore are exchangeable pursuant to the Exchange Offer, including the unique serial numbers of each of your Eligible Options. Eligible Options are those granted under the 2014 Plan and that otherwise meet the qualifying criteria set forth in these materials (see the information set forth under the heading “Summary Term Sheet” and “The Exchange Offer—1. Number of Options; Expiration Date”). The unique serial number of each of your options is contained in the formal option agreement covering those options, and is also accessible through the Tamir Fishman employee website (accessible at http://www.tamirfishman.com) via the eSOP hyperlink. You will be able to access the Tamir Fishman employee website using the username and password previously assigned to you; however, if you do not have a username or password, or if you need any other any technical assistance in order to gain access to the Tamir Fishman website, you should contact Ori Gon, by telephone at +972-4-6108124 or via e-mail at ori.gon@rewalk.com.

(b)	Calculate the New RSUs you would receive in exchange for your Eligible Options.

To calculate the New RSUs that you would receive if you were to participate in the Exchange Offer, apply to your Eligible Options the fixed exchange ratios of 3.5 to 1 (for Eligible Options with an exercise price of $6.80 to $11.00) or 5 to 1 (for Eligible Options with an exercise price of $11.01 to $21.00), rounded down (if necessary) to the nearest whole number. For more information, including an illustration, see “The Exchange Offer—Number of Options; Expiration Date.”

(c)	Conduct your own evaluation of whether or not to participate in the Exchange Offer.

Although the Board has approved the Exchange Offer, neither ReWalk nor the Board is making any recommendation as to whether or not you should participate in the Exchange Offer. Participation in the Exchange Offer carries risks and there is no guarantee that you will ultimately receive greater value from the New RSUs if you elect to participate in the Exchange Offer than from your Eligible Options if you do not elect to participate. As a result, you must make your own decision regarding your participation in the Exchange Offer. The Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer, including any personal tax implications or otherwise. For a discussion of the risks involved in participating in the Exchange Offer, see the information set forth under the heading “Risks Related to the Exchange Offer.”

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II	For those eligible employees and consultants who decide to participate in the Exchange Offer:

(a)	Complete the notice of election form.

The notice of election is included in the materials that have been delivered to you as part of the Exchange Offer.

(b)	Deliver the notice of election to the Director of Human Resources or the International Controller

Deliver your properly completed and signed notice of election to Judy Kula, Director of Human Resources (if you reside in the United States), or Moran Perelman, International Controller (if you reside in Israel, Germany or the United Kingdom), in each case, pursuant to the instructions above. For further details and important information regarding the delivery of the signed notice of election, see the information set forth under the heading “The Exchange Offer—3. Procedures for Surrendering Eligible Options.”

14.	Can I change my election regarding Eligible Options or surrender or withdraw my election altogether?

You may change your election with respect to one or more specific Eligible Option grants by delivering to Judy Kula, Director of Human Resources (if you reside in the United States), or Moran Perelman, International Controller (if you reside in Israel, Germany or the United Kingdom), in the manner described under the headings “The Exchange Offer—3. Procedures for Surrendering Eligible Options” and “The Exchange Offer—4. Change in Election; Withdrawal of Participation” a properly completed and signed notice of election. The notice of election must bear the same or a later date than your previously properly completed, signed and delivered notice of election. Delivery of a subsequent notice of election in the manner described herein will automatically and entirely invalidate any notices of election that you may have previously submitted.

You may withdraw your election altogether by the delivering to Judy Kula, Director of Human Resources (if you reside in the United States), or Moran Perelman, International Controller (if you reside in Israel, Germany or the United Kingdom), in the manner described under the headings “The Exchange Offer—3. Procedures for Surrendering Eligible Options” and “The Exchange Offer—4. Change in Election; Withdrawal of Participation” a properly completed and signed notice of withdrawal. The notice of withdrawal must bear the same or a later date than your previously properly completed, signed and delivered notice of election.

Please note that whether you are changing your election with respect to one or more specific Eligible Options or withdrawing your participation in the Exchange Offer altogether, the Director of Human Resources (if you reside in the United States) or the International Controller (if you reside in Israel, Germany or the United Kingdom) must receive your properly completed and signed new notice of election or notice of withdrawal before the Exchange Offer expires at 4:59 p.m., New York time (11:59 p.m., Israel time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended. Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer.

For further details and important information regarding the delivery of the signed notices of election or withdrawal, see the information set forth under the headings “The Exchange Offer—3. Procedures for Surrendering Eligible Options” and “The Exchange Offer—4. Change in Election; Withdrawal of Participation.”

15.	Will I be required to give up all my rights to the surrendered Eligible Options?

Yes. Once the Company has accepted your Surrendered Stock Options, those options will be cancelled and you will no longer have any rights under them. Subject to the Company’s right to extend, terminate or amend the Exchange Offer, the Company will accept for exchange all Eligible Options that have been properly surrendered (and have not been withdrawn) prior to the expiration of the Exchange Offer. See the information set forth under the heading “The Exchange Offer—5. Acceptance of Options for Exchange and Grant of New RSUs.”

16.	What happens to my Eligible Options if I elect not to surrender them pursuant to the Exchange Offer?

Eligible Options that you choose not to surrender for exchange or that the Company does not accept for exchange will remain outstanding on their pre-existing terms and conditions, including, without limitation, their exercise price, vesting schedule and expiration date.

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17.	When does the Exchange Offer expire? Can the Exchange Offer be extended and, if so, how will I know if it is extended?

The Exchange Offer will expire at 4:59 p.m., New York time (11:59 p.m., Israel Time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer. If the Exchange Offer is extended, the Company will give you sufficient notice of the extension and the new anticipated grant date for the New RSUs. See the information set forth under the heading “The Exchange Offer—1. Number of Options; Expiration Date” and “The Exchange Offer—14. Extension of the Exchange Offer; Termination; Amendment.”

18.	What if the Company enters into a merger or other similar transaction in which there is a change in control of the Company prior to the grant of New RSUs?

We have evaluated, and expect to continue to evaluate, a wide array of possible strategic transactions, including acquisitions. Although we cannot predict whether or not we will complete any such acquisition or other transactions in the future, any of these transactions could be material in relation to our market capitalization, financial condition or results of operations. The possibility exists that a transaction could be proposed that the Board or the Company’s shareholders believe is in the best interests of the Company and its shareholders. The Company reserves the right to terminate the Exchange Offer prior to its expiration upon the occurrence of certain events, including if a tender or exchange offer with respect to some or all of the Ordinary Shares or a merger or acquisition proposal for the Company is proposed, announced or made by another person or entity or is publicly disclosed.

If ReWalk is acquired prior to the expiration of the Exchange Offer, it reserves the right to withdraw the Exchange Offer, in which case your Eligible Options will remain outstanding on their pre-existing terms and conditions and no New RSUs will be issued. If ReWalk is acquired prior to the expiration of the Exchange Offer but does not withdraw the Exchange Offer, the Company (or the successor entity) will notify you of any material changes to the terms of the Exchange Offer or the New RSUs. Under such circumstances, the type of security and the number of shares covered by your New RSUs could be adjusted based on the consideration per share given to holders of Ordinary Shares in connection with the acquisition. As a result of this adjustment, you may receive New RSUs covering more or fewer shares of the acquiror’s stock than the number of shares subject to the Eligible Options that you tendered for exchange or than the number you would have received pursuant to the New RSUs had no acquisition occurred. See the information under the headings “The Exchange Offer—1. Number of Options; Expiration Date,” “The Exchange Offer—2. Purpose of the Exchange Offer” and “The Exchange Offer—6. Conditions of the Exchange Offer.”

19.	What does the Company recommend you do in response to the Exchange Offer?

Although the Board has approved the Exchange Offer, neither ReWalk nor the Board is making any recommendation as to whether or not you should participate in the Exchange Offer. Participation in the Exchange Offer carries risks and there is no guarantee that you will ultimately receive greater value from the New RSUs if you elect to participate in the Exchange Offer than from your Eligible Options if you do not elect to participate. As a result, you must make your own decision regarding your participation in the Exchange Offer. The Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer including any personal tax implications or otherwise.

20.	To whom can I talk to if I have questions about the Exchange Offer?

For questions regarding the tax-related and other information included in this Offer to Exchange, you may contact the Chief Financial Officer of the Company, Kevin Hershberger (the “CFO”), by telephone at (508) 281-7264 during U.S. business hours or via e-mail at kevin.hershberger@rewalk.com. Please note, however, that the CFO is not able to provide advice on tax-related matters tailored to your individual needs; and the Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning any personal tax implications or otherwise.

Special Note Regarding Forward-Looking Statements

This Offer to Exchange and the Company’s reports filed with the SEC referred to below and incorporated by reference herein include “forward-looking statements.” Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this Offer to Exchange and the Company’s reports incorporated by reference herein are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control.

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Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management for the financial statements for the second quarter of fiscal 2017 and fiscal 2016, and the opinion of ReWalk’s auditors in their report on the Company’s financial statements for fiscal 2016, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to use effectively the proceeds of its 2016 follow-on offering; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended (the “2016 Form 10-K”), filed with the SEC and other documents subsequently filed with or furnished to the SEC.

Any such forward-looking statements speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Risks Related to the Exchange Offer

The following are some of the risks that may be involved in your participation in the Exchange Offer. Because these risk factors are not exhaustive, you should also consider carefully the risks involved generally in investing in the Company’s ordinary shares under “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2016 Form 10-K as amended, as updated in subsequent filings we made with the SEC incorporated herein by reference. In addition, you should consider carefully sections in this Offer to Exchange discussing the tax consequences for employees and consultants inside and outside of the United States set forth under the headings “Risks Related to the Exchange Offer” and “The Exchange Offer—13. Material Income Tax Consequences” and elsewhere in this Offer to Exchange.

Lastly, the following discussion should be read in conjunction with the summary financial data included under the heading “The Exchange Offer—9. Information about the Company; Summary Financial Information,” as well as the Company’s financial statements and notes to the financial statements included in the 2016 Form 10-K and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017. See “The Exchange Offer—16. Additional Information” for more information regarding reports which the Company files with the SEC and how to obtain copies of, or otherwise review, such reports.

The exchange ratios used in determining the number of New RSUs that you will be eligible to receive for your Eligible Options take into account a number of factors and assumptions, so the actual value of your New RSUs may be more or less than the value of your Eligible Options.

The calculation of the exchange ratios for the Eligible Options in the Exchange Offer was based on a valuation method that we apply for accounting purposes, known as the Black-Scholes option pricing model, and that relies on numerous assumptions. If a different method or different assumptions had been used, or if the exchange ratios had been calculated as of a different date, the exchange ratios for Eligible Options may have varied from those used in this Exchange Offer. The valuation method that we used for establishing the exchange ratios is designed to estimate a fair value of options as of the date the exchange ratios were calculated and is not a prediction of the future value that might be realized through Eligible Options or New RSUs. Although the Company’s compensation committee, upon the recommendation of the Company’s independent third-party compensation consultant, determined the exchange ratios shortly before the commencement of this Exchange Offer, the exact Black-Scholes value of the Eligible Options and the New RSUs on the expiration date of the Exchange Offer cannot be known until such date. Furthermore, because we do not grant options to purchase fractional shares, the number of shares underlying a New RSU will be rounded down after application of the exchange ratios. It is important for you to evaluate the Exchange Offer based on your assessment of the Company’s future share price, the specific options you currently hold and other applicable risk factors.

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If you exchange Eligible Options, including fully vested Eligible Options, for New RSUs and later cease to be employed by us or to provide services for us, you will forfeit any unvested New RSUs.

Unless the Company’s compensation committee accelerates the vesting of any New RSUs, the New RSUs will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the date of grant and one-third (1/3) on each of the next two successive anniversaries, whether or not the Surrendered Stock Options are fully vested on the expiration date of the Exchange Offer. By electing to participate in the Exchange Offer, you will thus be exchanging what may be fully and/or partially vested Eligible Options for New RSUs that are wholly unvested prior to each of their respective vesting dates and that may be forfeited until the lapse of the applicable restrictions, including continued employment or service. Should you cease to be an employee of, or to provide services to, the Company or a subsidiary of the Company for any reason, your New RSUs will cease to vest and any unvested portion of your New RSUs will be forfeited, as provided in the 2014 Plan. Additionally, these New RSUs will not be transferable until the applicable period of restriction lapses, based on your continued employment or service and/or other conditions or events. If the market price of the ordinary shares were to increase above the exercise price of your vested Eligible Options and your employment or service were to terminate before your New RSUs have vested, then, in retrospect, it may have been preferable not to have exchanged your Eligible Options in the Exchange Offer.

If the trading price of our ordinary shares increases in the future, your Eligible Options might be worth more than the New RSUs that you receive pursuant to the Exchange Offer.

Because the exchange ratio of this Exchange Offer is not one-for-one with respect to Eligible Options, it is possible that, at some point in the future, your Surrendered Stock Options would have been economically more valuable than the New RSUs. For example, if you exchange an Eligible Option grant for 1,000 ordinary shares with an exercise price of $8.00, you would receive 285 New RSUs. Assume, for illustrative purposes only, that the price of our ordinary shares increases to $12.00 per share. Under this example, if you had kept your Surrendered Stock Options and sold them at $12.00 per share, you would have realized a pre-tax gain of $4,000, whereas if you had exchanged your Surrendered Stock Options and sold the shares subject to the New RSU grant at $12.00 per share, you would have realized a pre-tax gain of $3,420. This example does not take into effect the material income tax consequences of the Exchange Offer under U.S., Israeli, German or U.K. law.

If ReWalk is acquired by or merges with another company or spins off a business, your Eligible Options might be worth more than the New RSUs that you receive pursuant to the Exchange Offer.

A transaction involving ReWalk, such as a merger, spin-off or acquisition, could have the effect of increasing or decreasing significantly the price of the ordinary shares. Depending on the structure and terms of any such transaction, employees and consultants who elect to participate in the Exchange Offer might be deprived of some of the benefit of the appreciation in the price of the ordinary shares resulting from the merger, spin-off or acquisition. This could result in a greater financial benefit for those employees and consultants who did not participate in the Exchange Offer and retained their original Eligible Options.

Some non-U.S. and non-Israeli employees and consultants, including some employees and consultants who may be tax residents of multiple countries, could be subject to negative tax consequences if they participate in the Exchange Offer.

Non-U.S. and non-Israeli employees and consultants should carefully review this Offer to Exchange, including, but not limited to, the information set forth under the headings “Risks Related to the Exchange Offer” and “The Exchange Offer—13. Material Income Tax Consequences,” to determine whether participation in the Exchange Offer could trigger any negative tax consequences. If you are subject to the tax laws of more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor(s) to discuss these consequences.

Nothing in the Exchange Offer should be construed as conferring upon you the right to remain an employee or consultant of the Company or its subsidiaries. The terms of your employment or service, as applicable, remain unchanged. The Company cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in its employ or provide services to it or its subsidiaries until the grant date for the New RSUs or thereafter.

Tax-Related Risks for Israeli Taxpayers

The Company has requested a tax ruling from the Israel Tax Authority to confirm that the Exchange Offer will not be treated as a taxable event and that no tax will be payable at the time of the exchange. There is no assurance that a tax ruling will be issued by the Israel Tax Authority, or, if issued, upon what terms.

If we amend any term of the Exchange Offer in a way we believe constitutes a material change adversely affecting a holder of Eligible Options, we will promptly disclose the amendment in a manner reasonably designed to inform holders of Eligible Options of such amendments. We will also extend the Exchange Offer so that at least five U.S. business days, or such longer period as may be required by the tender offer rules (including Rule 13e-4(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), remain after the date of notice of such change. For more information, see “The Exchange Offer—14. Extension of the Exchange Offer; Termination; Amendment.” If and when we receive the tax ruling from the Israel Tax Authority, we will update you promptly, and may extend the Exchange Offer, if required by the tender offer rules, to allow holders subject to Israeli taxation to consider the tax ruling before they decide whether or not to participate in the Exchange Offer.

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Tax-Related Risks for U.S. Taxpayers

If you participate in the Exchange Offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the New RSU Grant Date. However, you generally will have taxable ordinary income when the shares underlying your New RSUs vest and are issued to you. The Company will also typically have a tax withholding obligation when the shares underlying your New RSUs vest and are issued to you. The Company will satisfy all tax withholding obligations via the sell-to-cover mechanism specified in your restricted share unit agreement. The current form of employee RSU award agreement under the 2014 Plan is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016, and is included as Exhibit (d)(1)(J) to the Schedule TO. You also may have taxable capital gains when you sell the ordinary shares underlying the New RSUs. Note that the tax treatment of restricted share units differs significantly from the tax treatment of your Eligible Options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your Eligible Options.

For more detailed information, please read the rest of this Offer to Exchange and see the information set forth under the heading “The Exchange Offer—13. Material Income Tax Consequences.” It is recommended that you consult with your personal tax and financial advisor(s) before deciding whether or not to participate in the Exchange Offer with respect to the tax consequences relating to your specific circumstances.

Tax-Related Risks for German Taxpayers

If you participate in the Exchange Offer and are a resident of Germany, please see the information set forth under the heading “The Exchange Offer—Material Income Tax Consequences” for a description of the tax and/or social insurance consequences that may apply to you. It is recommended that you consult with your personal tax and financial advisor(s) before deciding whether or not to participate in the Exchange Offer with respect to the tax consequences relating to your specific circumstances.

Tax-Related Risks for U.K. Taxpayers

If you participate in the Exchange Offer and are a resident of United Kingdom, please see the information set forth under the heading “The Exchange Offer—Material Income Tax Consequences” for a description of the tax and/or social insurance consequences that may apply to you. It is recommended that you consult with your personal tax and financial advisor(s) before deciding whether or not to participate in the Exchange Offer with respect to the tax consequences relating to your specific circumstances.

Tax-Related Risks for Taxpayers in Multiple Countries

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and/or social security consequences of more than one country that may apply to you. You should consult your personal tax and financial advisor(s) to discuss these possible consequences. Please see the information set forth under the heading “The Exchange Offer—13. Material Income Tax Consequences” for a description of the tax and/or social security consequences that may apply to you.

The Exchange Offer

1.	Number of Options; Expiration Date.

Overview and Eligible Options

The Company is offering you the opportunity to exchange, on a grant-by-grant basis, your Eligible Options for New RSUs upon the terms and subject to the conditions set forth in this Offer to Exchange. Eligible Options include all outstanding stock options, whether vested or unvested, that meet the following criteria: (i) the options were granted under 2014 Plan, with an exercise price above $6.35, the 52-week high closing price of our ordinary shares at the time of the commencement of this Offer to Exchange, (ii) the options will not expire before the expiration of the Exchange Offer and (iii) the options are held by persons who are, on the date of commencement and expiration of this Exchange Offer, residents of the United States, Israel, Germany or the United Kingdom and are not otherwise ineligible to participate in the Exchange Offer. The use of this threshold is designed to ensure that only outstanding options that are significantly “underwater” (meaning the exercise prices of the options are significantly greater than our current share price) will be eligible for exchange under the Exchange Offer. To be eligible, you must be employed by us or our subsidiaries or providing services to us or our subsidiaries on the date the Exchange Offer commences and must remain employed or continue providing services through the date the New RSUs are granted. Employees who are on a leave of absence or are on maternity or paternity leave will be entitled to participate in the Exchange Offer. Our non-employee directors and retirees are not eligible to participate in the Exchange Offer.

As of August 31, 2017, Eligible Options to purchase an aggregate of 980,483 ordinary shares were outstanding, of which 763,137 had exercise prices between $6.80 and $11.00 and 217,346 had exercise prices between $11.01 and $21.00. If all Eligible Options are tendered in the Exchange Offer, the Company will, at the conclusion of the Exchange Offer, grant 261,508 New RSUs.

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Exchange Ratios

The Exchange Offer is being made on the basis of a fixed exchange ratio, which is calculated so that the New RSUs received in the Exchange Offer will have a value approximately equal to the value (established in accordance with the option valuation method described in “Risks Related to the Exchange Offer”) of Surrendered Stock Options.

Subject to the terms of this Exchange Offer and upon our acceptance of your Surrendered Stock Options properly elected for exchange, your Surrendered Stock Options will be cancelled and you will be granted New RSUs as follows:

If the exercise price of your Eligible Options is:	If you elect to participate, you will receive:
$6.80 - $11.00	One (1) New RSU for every 3.5 Surrendered Stock Options
$11.01 to $21.00	One (1) New RSU for every 5 Surrendered Stock Options

No fractional New RSUs will be granted, and any fractional New RSUs will be rounded down to the nearest whole share.

By way of illustration, an Eligible Option to purchase 100 ordinary shares will, if it has an exercise price between $6.80 and $11.00, be exchangeable for 28 New RSUs. If it has an exercise price of between $11.01 and $21.00, it will be exchangeable for 20 New RSUs.

Subject to compliance with applicable law, we reserve the right, before the expiration date, in our discretion, to increase or decrease the exchange ratios. For instance, if there is significant movement in Black-Scholes input variables after the Exchange Offer commences, we may need to adjust the exchange ratios toward the end of the Exchange Offer period to avoid generating significant incremental accounting expense in connection with the grant of New RSUs. If we adjust the exchange ratios, we will give you notice of the adjustment prior to the expiration of the Exchange Offer and, if necessary, we will extend the expiration date of the Offer so that you will have at least ten U.S. business days to consider the revised exchange ratios before the Exchange Offer expires. Currently, we do not intend to change the exchange ratios.

New RSUs

Each New RSU will be subject to the terms of the 2014 Plan. Assuming your continued employment with or provision of services to the Company, as required under the 2014 Plan, New RSUs will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the date of grant and one-third (1/3) on each of the next two successive anniversaries; provided, that the Company’s compensation committee has the discretion, in circumstances that it deems appropriate, to accelerate the vesting of any New RSUs. This will be the case whether or not the Surrendered Stock Options are fully vested on the expiration date of the Exchange Offer. Additionally, the forfeiture terms of the New RSUs will be substantially the same as those that apply generally to previously granted restricted share units granted under the 2014 Plan. The current form of employee RSU award agreement under the 2014 Plan is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016, and is included as Exhibit (d)(1)(J) to the Schedule TO.

By way of illustration, 300 New RSUs granted on September 30, 2017, would vest as to 100 ordinary shares on September 30, 2018, as to 100 ordinary shares on September 30, 2019 and as to 100 ordinary shares on September 30, 2020. For more information, see the information set forth under the headings “The Exchange Offer—1. Number of Options; Expiration Date” and “The Exchange Offer—8. Source and Amount of Consideration; Terms of New RSUs.”

You will receive grants of New RSUs only if you are a resident of the United States, Israel, Germany or the United Kingdom and employed by or providing services to the Company or its subsidiaries on the date that the Exchange Offer expires, and have not, as of that date, either given or received notice of termination of your employment or provision of services. Participation in the Exchange Offer does not confer upon you the right to remain in the employment or other service of the Company or its subsidiaries. The New RSUs will be granted on the first trading day following the expiration date of the Exchange Offer. Should you cease to be a resident of one of the United States, Israel, Germany or the United Kingdom, or should you give or receive notice of termination of your employment or provision of services, during the period that the Exchange Offer is open, you will no longer be entitled to participate in the Exchange Offer and any Eligible Options that you have tendered pursuant to the Exchange Offer will be returned to you and will remain outstanding on their pre-existing terms and conditions, and no New RSUs will be issued to you. See the information set forth under the heading “The Exchange Offer—5. Acceptance of Options for Exchange and Grant of New RSUs.”

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Adjustments Upon Certain Events

It is possible that, prior to the grant of New RSUs, the Company could enter into an agreement for a merger or other similar transaction that could result in a material change in the Company’s business or management. We have evaluated, and expect to continue to evaluate, a wide array of possible strategic transactions, including acquisitions. Although we cannot predict whether or not we will complete any such acquisition or other transactions in the future, any of these transactions could be material in relation to our market capitalization, financial condition or results of operations. The possibility exists that a transaction could be proposed that the Board or the Company’s shareholders believe is in the best interests of the Company and its shareholders. The Company reserves the right to terminate the Exchange Offer prior to its expiration upon the occurrence of certain events, including if a tender or exchange offer with respect to some or all of the ordinary shares or a merger or acquisition proposal for the Company is proposed, announced or made by another person or entity or is publicly disclosed. In such event, your Eligible Options will remain outstanding on their pre-existing terms and conditions, including, without limitation, their exercise price, vesting schedule and expiration date, and no New RSUs will be issued. If ReWalk is acquired prior to the expiration of the Exchange Offer but does not withdraw the Exchange Offer, the Company (or the successor entity) will notify you of any material changes to the terms of the Exchange Offer or the New RSUs. Under such circumstances, the type of security and the number of shares covered by your New RSUs could be adjusted based on the per share consideration given to holders of ordinary shares in connection with the acquisition. As a result of this adjustment, you may receive New RSUs covering more or fewer shares of the acquiror’s stock than the number of shares subject to the Eligible Options that you tendered pursuant to the Exchange Offer or that you would have received pursuant to the New RSUs had no acquisition occurred.

For more information, see “—Extensions of the Duration of the Tender Offer” below.

Grant-by-Grant Exchange

You may only participate in the Exchange Offer on a grant-by-grant basis. In other words, you may elect to exchange one Eligible Option granted to you (and identified by a distinctive serial number) and not to exchange another Eligible Option granted to you (and identified by a different serial number). However, if you wish to surrender an Eligible Option for exchange, all of the ordinary shares subject to that Eligible Option must be surrendered in full. Eligible Options may not be surrendered in part. The Exchange Offer is being made upon the terms and subject to the conditions set forth in the Exchange Offer and the Company will only consider exchanging Eligible Options that are properly tendered (and not withdrawn) in the manner provided under the heading “The Exchange Offer—3. Procedures for Surrendering Eligible Options.”

Expiration Date

The Exchange Offer will expire at 4:59 p.m., New York time (11:59 p.m., Israel time), on October 4, 2017, unless and until the Company extends the period of time during which the Exchange Offer will remain open. If the Company extends the Exchange Offer, the expiration date will be the latest time and date at which the Exchange Offer expires.

The Company reserves the right, in its discretion, at any time and regardless of whether or not any event set forth under the heading “The Exchange Offer—6. Conditions of the Exchange Offer” has occurred or is deemed to have occurred, to extend the expiration date and delay the acceptance for exchange of any Surrendered Stock Options. If the Company decides to extend the expiration date, you will be given written notice of the extension, as described below. In that event, the Company will also extend your right to withdraw tenders of Surrendered Stock Options until such extended expiration date. In the case of an extension, the Company will promptly deliver an e-mail or other form of written communication in a manner reasonably designed to inform holders of Eligible Options of the extension.

The Company also reserves the right, in its reasonable judgment, before the expiration date to terminate or amend the Exchange Offer and to postpone its acceptance and cancellation of any options elected to be exchanged if any of the events described under the heading “The Exchange Offer—6. Conditions of the Exchange Offer” occurs, by promptly delivering an e-mail or other form of written communication in a manner reasonably designed to inform holders of Eligible Options of the change. ReWalk’s reservation of the right to delay acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that it must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Other Changes to the Exchange Offer

Subject to compliance with applicable law, the Company further reserves the right, before the Exchange Offer’s expiration date, in its discretion, and regardless of whether any event described under the heading “The Exchange Offer—6. Conditions of the Exchange Offer” has occurred or is deemed to have occurred, to amend the Exchange Offer in any respect, including by decreasing or increasing the consideration offered in the Exchange Offer or by decreasing or increasing the number of options being sought in the Exchange Offer.

Extensions of the Duration of the Exchange Offer

The minimum period during which the Exchange Offer will remain open following material changes in the terms of the Exchange Offer or in the information concerning the Exchange Offer, other than a change in the consideration being offered or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. Pursuant to Rule 13e-4(e) under the Exchange Act, if the Company modifies the number of Eligible Options to be exchanged in the Exchange Offer or the consideration being offered for the Eligible Options in the Exchange Offer, the Exchange Offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the Exchange Offer is amended in a manner that the Company determines constitutes a material change adversely affecting any holder of Eligible Options, it will promptly disclose the amendments in a manner reasonably designed to inform holders of Eligible Options of such amendments, and will extend the Exchange Offer so that at least five U.S. business days, or such longer period as may be required by the tender offer rules (including Rule 13e-4(e) under the Exchange Act), remain after the date of notice of such change.

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For purposes of the Exchange Offer, a “U.S. business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York time.

2.	Purpose of the Exchange Offer.

We believe that the Exchange Offer is important to our employees, consultants and shareholders in general for the reasons outlined below.

•	Enhanced Long-Term Shareholder Value. We believe the Exchange Offer will enhance long-term shareholder value and align the interests of our employees and consultants with the interests of our shareholders, by providing renewed incentives to employees and consultants, including executive officers, of us and our subsidiaries and other persons performing services for us or our subsidiaries. As of August 31, 2017, the stock options under our 2014 Plan consisted of options to purchase 1,520,144 ordinary shares, of which options to purchase an aggregate of 980,483 ordinary shares were Eligible Options with exercise prices above $6.35, the 52-week high closing price of our ordinary shares of that date. As a result, underwater Eligible Options represented 64% of the total outstanding stock options granted under the 2014 Plan. Our Board believes it is critical to implement this Exchange Offer at this time in order to be able to continue to retain and motivate key employees and consultants, particularly given our current financial condition and the competition for qualified employees in our industry.

•	Balanced and Meaningful Incentives to Valuable Employees and Consultants. Under the Exchange Offer, eligible holders will be able to surrender both vested and unvested underwater options for New RSUs, with fully re-started vesting periods. In particular, re-starting vesting on the New RSUs will help ensure our affected employees’ long-term commitment to the Company, as they must remain employed for at least one year following the conclusion of the Exchange Offer to become vested in the first tranche of New RSUs granted under the Exchange Offer and for three years to become vested in all of the New RSUs granted. Employees who no longer have a meaningful equity stake in the Company due to underwater stock options might seek employment with another company. The cost of replacing a significant fraction of our workforce, or even certain key contributors, could be substantial. Our Board believes that if we do not take steps in the near future to properly incentivize our key employees and consultants, it could adversely affect our business, results of operations and future share price.

•	Conservation of Equity Pool and Reduced Dilution. The Exchange Offer is aimed, in part, at reducing our “overhang,” or outstanding stock options with high exercise prices that may no longer provide adequate incentives to our employees and consultants. As of August 31, 2017, the underwater stock options currently eligible for the Exchange Offer create an overhang to our shareholders of approximately 980,483 ordinary shares. By canceling a large number of underwater outstanding stock options and replacing them with a lesser number of New RSUs, we will be able to reduce our overhang considerably, thus reducing the unnecessary dilutive effect of the overhang. Additionally, if we do not implement the Exchange Offer, we may be forced to issue additional equity awards to our employees and consultants at current market prices, further increasing our equity award overhang. These grants also would more quickly exhaust the current pool of ordinary shares available for future grant of equity awards under the 2014 Plan.

•	Cost-Efficient Alternative. The Exchange Offer is designed to enable the Company to recapture value from the compensation expense of the stock options that we have already incurred or will continue to incur in the future. By offering a “value-for-value exchange,” we are offering to replace stock options that have little or no retention or incentive value with New RSUs that will provide better retention and incentives, in a manner that is not expected to create any additional material compensation expense (other than immaterial expense that might result from fluctuations in our share price after the exchange ratios have been set but before the exchange offer actually occurs and due to exchange ratio rounding). The Exchange Offer is a more cost-effective way to provide retention and performance incentives to our key contributors than issuing incremental equity or paying additional cash compensation.

3.	Procedures For Surrendering Eligible Options.

Procedure for Surrendering Eligible Options

To elect to exchange some or all of your Eligible Options pursuant to the Exchange Offer, you must properly complete, sign and deliver a notice of election (the form of which will be provided to you by the Company) to the following contact: if you reside in the United States, Judy Kula, Director of Human Resources, at judy.kula@rewalk.com; and if you reside in Israel, Germany or the United Kingdom, Moran Perelman, International Controller, at moran.perelman@rewalk.com. Delivery of your properly completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail sent to the relevant contact. If, and only if, you are unable to effect such Electronic Delivery, you may send your completed and signed election form via mail or U.S. Federal Express (or similar delivery service) to the Company at the following address:

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If you reside in the United States

ReWalk Robotics Ltd.

c/o ReWalk Robotics Inc.

200 Donald Lynch Blvd.

Marlborough, Massachusetts 01752

Attention: Judy Kula, Director of Human Resources

If you reside in Israel, Germany or the United Kingdom

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel

2069203

Attention: Moran Perelman, International Controller

Responses submitted by any other means, including hand delivery, interoffice delivery or fax, are not permitted unless otherwise noted.

Cut-off Time on Expiration Date

In order to be effective, the Director of Human Resources (if you reside in the United States) or the International Controller (if you reside in Israel, Germany or the United Kingdom) must receive your properly completed and signed notice of election, either via Electronic Delivery or Non-Electronic Delivery, before 4:59 p.m., New York time (11:59 p.m., Israel time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election after expiration of the Exchange Offer.

The method of delivery of all documents, including notices of election and any notices of withdrawal, is at your election and risk. You should allow sufficient time to ensure timely receipt by the Company. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects

The Company will, in its sole discretion, determine all questions as to the number of shares subject to Eligible Options and New RSUs and the validity, form, eligibility, including time of receipt, and acceptance of any Surrendered Stock Options. Furthermore, subject to its compliance with Rule 13e-4 under the Exchange Act, the Company reserves the right to waive with respect to all Eligible Option holders any of the conditions of the Exchange Offer or any defects or irregularities. The Company cannot make any such waiver for any one person or group of people. The Exchange Offer is a one-time offer and the Company will strictly enforce the Exchange Offer period, subject only to any extension that it may grant in its sole discretion.

The Company’s Acceptance Constitutes an Agreement

By electing to exchange your Eligible Options under the Exchange Offer, you accept the terms and conditions of the Exchange Offer including, in the case of Israeli residents tendering Eligible Options in exchange for New RSUs, the terms and conditions of the pending ruling from the Israel Tax Authority. For more information, see “The Exchange Offer—13. Material Income Tax Consequences.” The Company’s acceptance for exchange of your surrendered Eligible Options through the Exchange Offer will constitute a binding agreement between the Company and you upon the terms and subject to the conditions of the Exchange Offer. The promise to grant New RSUs promptly following the expiration of the Exchange Offer reflects this commitment. Subject to its right to extend, terminate or amend the Exchange Offer, the Company will accept for exchange all Surrendered Stock Options that are properly surrendered prior to the expiration date and that are not properly withdrawn.

4.	Change in Election; Withdrawal of Participation.

Change in Election

You may change your election with respect to one or more specific Eligible Option grants by delivering a properly completed and signed notice of election that (i) bears the same or a later date than your previously properly completed, signed and delivered notice of election and (ii) is delivered to Judy Kula, Director of Human Resources, at judy.kula@rewalk.com (if you reside in the United States) or Moran Perelman, International Controller, at moran.perelman@rewalk.com (if you reside in Israel, Germany or the United Kingdom), subsequent to the delivery of your most recently submitted notice of election. Delivery of a completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail sent to the relevant contact. If, and only if, you are unable to effect such Electronic Delivery, you may send your completed and signed notice of election via mail or U.S. Federal Express (or similar delivery service) to the Company at the relevant address in “3. Procedures For Surrendering Eligible Stock Options” above.

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Responses submitted by any other means, including hand delivery, interoffice delivery or fax, are not permitted unless otherwise noted. Delivery of a subsequent valid notice of election in the manner described herein prior to the expiration date of the Exchange Offer will automatically and entirely invalidate any notice(s) of election that you have previously submitted.

Withdrawal of Participation

You may withdraw your election altogether by delivering a properly completed and signed notice of withdrawal that: (i) bears the same or a later date than your previously properly completed, signed and delivered notice of election; and (ii) is delivered to the Director of Human Resources (if you reside in the United States) or the International Controller (if you reside in Israel, Germany or the United Kingdom) subsequent to, the delivery of your most recently submitted notice of election.

Delivery of a completed and signed notice of withdrawal must be made by Electronic Delivery, as in the case of a notice of election, as described above. If, and only if, you are unable to effect such Electronic Delivery, you may send your completed and signed notice of withdrawal via mail or U.S. Federal Express (or similar delivery service) to the Company at the address in “3. Procedures For Surrendering Eligible Stock Options” above.

Notices of withdrawal, once submitted, cannot themselves be rescinded. Additionally, Eligible Options withdrawn pursuant to such notices of withdrawal will not be deemed properly tendered for purposes of the Exchange Offer. Should you nevertheless wish to tender Eligible Options at a subsequent time after properly completing, signing and delivering a notice of withdrawal, you must properly re-tender those Eligible Options before the expiration date by submitting a new notice of election, following the procedures described above under the heading “The Exchange Offer—3. Procedures for Surrendering Eligible Options.”

Cut-off Time

In order to be effective, the Director of Human Resources (if you reside in the United States) or the International Controller (if you reside in Israel, Germany or the United Kingdom) must receive your properly completed, signed and delivered new notice of election or notice of withdrawal either via Electronic Delivery or Non-Electronic Delivery before the time described in “3. Procedures for Surrendering Eligible Options—Cut-off Time” above. Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any new notice of election or notice of withdrawal after expiration of the Exchange Offer.

Neither the Company nor any other person is obligated to inform you of any defects or irregularities in any notices of election or notices of withdrawal, and no one will be liable for failing to inform you of any defects or irregularities. The Company will determine, in its sole discretion, all questions as to the validity and form, including time of receipt, of election forms and notices of withdrawal.

5.	Acceptance of Options for Exchange and Grant of New RSUs.

Subject to the Company’s right to extend, terminate or amend the Exchange Offer, and upon the terms and subject to the conditions set forth in the Exchange Offer, it will, immediately upon the expiration of the Exchange Offer, accept all Surrendered Stock Options that you properly surrender prior to the expiration date and that have not been validly withdrawn. All such Surrendered Stock Options that are accepted will be promptly cancelled.

All New RSUs will be granted pursuant to the 2014 Plan on the first trading day following expiration of the Exchange Offer. As promptly as practicable after such grant date, you will receive an award notification letter substantially in the form of the award notification filed as an exhibit to the Schedule TO, notifying you of the award of each New RSU. In addition, in due course, you will be contacted to arrange for signature of the formal RSU agreement.

By tendering Eligible Options in the Exchange Offer, you are agreeing to the terms of such RSU agreement. In addition, if you are an Israeli resident, as a condition to participating in the Exchange Offer, you must confirm that (i) you will read and understand the Israel Tax Authority ruling if and when issued (described in “The Exchange Offer—13. Material Income Tax Consequences”), (ii) you will abide by the ruling when issued and (iii) you will not request to change or replace the ruling. By tendering Eligible Options in the Exchange Offer, you will be deemed as having provided such confirmation.

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6.	Conditions of the Exchange Offer.

The Company may terminate or amend the Exchange Offer, or postpone acceptance and cancellation of any Eligible Options surrendered, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if, at any time prior to the expiration date, the Company determines that any of the following events has occurred and, in its reasonable judgment, it is inadvisable for the Company to proceed with the Exchange Offer:

(a)	any action or proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, is threatened (orally or in writing) or instituted or pending before any court, authority, agency or tribunal seeking to enjoin, make illegal or delay completion of the Exchange Offer, the acquisition of some or all of the Surrendered Stock Options, the issuance of New RSUs, or otherwise relates to the Exchange Offer or that, in the Company’s reasonable judgment, could materially and adversely affect its business, condition (financial or otherwise), income, operations or prospects or materially impair its ability to create better performance incentives for its employees and/or consultants, through the Exchange Offer;

(b)	any action is threatened (orally or in writing), pending or taken, or any approval is withheld, by any court or any authority, agency or tribunal that, in the Company’s reasonable judgment, would or potentially would:

(i)	make it illegal for the Company to accept some or all of the Surrendered Stock Options or to issue some or all of the New RSUs or otherwise restrict or prohibit consummation of the Exchange Offer or otherwise relate to the Exchange Offer;

(ii)	delay or restrict the Company’s ability, or render it unable, to accept the surrendered Eligible Options for exchange or to issue New RSUs for some or all of the Surrendered Stock Options;

(iii)	materially impair the Company’s ability to create better performance incentives for employees and/or consultants, through the Exchange Offer; or

(iv)	materially and adversely affect the Company’s business, condition (financial or otherwise), income, operations or prospects;

(c)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange;

(d)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, Israel, Germany or the United Kingdom, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States, Israel, Germany or the United Kingdom;

(e)	any change, development, clarification or position taken in U.S. generally accepted accounting principles that could or would require the Company to record a compensation expense against its earnings in connection with the Exchange Offer for financial reporting purposes that would be in excess of any compensation expense that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Exchange Offer;

(f)	the commencement of a war, armed hostilities or other international or national crisis involving or impacting Israel or the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Exchange Offer;

(g)	any significant and adverse change in the market price of the ordinary shares or any change in the general political, market, economic or financial conditions in Israel, the United States or elsewhere that could, in the Company’s reasonable judgment, have a material and adverse effect on the Company’s business condition (financial or otherwise), income, operations or prospects or on the trading in the Company’s ordinary shares, or that makes it inadvisable to proceed with the Exchange Offer;

(h)	in the case of any of the foregoing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

(i)	another person publicly makes or proposes a tender or exchange offer for some or all of the ordinary shares, or an offer to merge with or acquire the Company, or the Company learns that:

(i)	any person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act, has acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding ordinary shares, or any new group is formed that beneficially owns more than 5% of the outstanding ordinary shares;

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(ii)	any such person, entity or group that has filed a Schedule 13D with the SEC on or before the date of commencement of the Exchange Offer has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding Ordinary Shares; or

(iii)	any person, entity or group shall have filed a “Notification and Report Form for Certain Mergers and Acquisitions” under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or a corresponding notice in a foreign jurisdiction or made a public announcement that it intends to acquire the Company or any of its assets or securities; or

(j)	any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or share ownership of the Company that, in our reasonable judgment, is or may have a material adverse effect on the Company.

If any of the above events occurs, the Company may:

(a)	terminate the Exchange Offer, in which case all tendered Eligible Options would remain outstanding on their pre-existing terms and conditions, including, without limitation, their exercise prices, vesting schedules and expiration dates;

(b)	complete and/or extend the Exchange Offer and, subject to your withdrawal rights, retain all tendered Eligible Options until the extended Exchange Offer expires;

(c)	amend the terms of the Exchange Offer; or

(d)	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the Exchange Offer is open, complete the Exchange Offer.

The above conditions to the Exchange Offer are for the Company’s benefit. The Company may assert them in its discretion regardless of the circumstances giving rise to them, except to the extent such conditions are caused by the Company’s action or inaction, prior to the expiration date of the Exchange Offer and the Company may waive them at any time and from time to time prior to the expiration date, whether or not it waives any other condition to the Exchange Offer. If any of the above conditions is triggered, the Company will notify Eligible Option holders as soon as practicable whether it has waived such condition. Failure by the Company to exercise any of these rights is not a waiver of any of these rights, and the waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances.

7.	Price Range of Ordinary Shares.

The Eligible Options give eligible employees and consultants the right to acquire our ordinary shares. While the Eligible Options are not traded on any trading market, the ordinary shares are listed on the NASDAQ Capital Market under the symbol “RWLK.” The following table sets forth, in U.S. Dollars, the high and low reported market (sales) closing prices of the ordinary shares on The NASDAQ Stock Market LLC for our last two fiscal years and through August 31, 2017.

Period	High	Low
Year ending December 31, 2017
Third Quarter (through August 31, 2017)	$1.65	$1.30
Second Quarter	$3.00	$1.10
First Quarter	$3.13	$1.88
Year ended December 31, 2016
Fourth quarter	$6.50	$2.60
Third quarter	$7.85	$5.55
Second quarter	$10.79	$6.00
First quarter	$15.81	$7.41
Year ended December 31, 2015
Fourth quarter	$17.40	$5.55
Third quarter	$11.90	$7.20
Second quarter	$14.65	$10.35
First quarter	$22.74	$12.03

On September 5, 2017, the last completed trading day prior to the commencement of the Exchange Offer, the closing price of the ordinary shares on The NASDAQ Stock Market LLC was $1.55 per share.

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The price of our ordinary shares has been, and in the future may be, highly volatile. The trading price of the Ordinary Shares has fluctuated widely in the past and may be expected to continue to do so in the future, as a result of a number of factors, some of which are outside the Company’s control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of these companies. For more information, see “Part I, Item 1A. Risk Factors—Risks Related to an Investment in Our Securities—The price of our ordinary shares may be volatile, and you may lose all or part of your investment” of our 2016 Form 10-K, as amended, incorporated by reference herein.

The Company recommends that you obtain current market quotations for the ordinary shares before deciding whether or not to elect to surrender any of your Eligible Options.

8.	Source and Amount of Consideration; Terms of New RSUs.

Consideration

The Exchange Offer is being made on the basis of a fixed exchange ratio, which is calculated so that the New RSUs received in the Exchange Program will have a value approximately equal to the value (established in accordance with the option valuation method option valuation method described in “Risks Related to the Exchange Offer”) of the Surrendered Stock Options. The exchange ratio for (i) Eligible Options with an exercise price of $6.80 to $11.00 is 3.5 to 1 and (ii) Eligible Options with an exercise price of $11.01 to $21.00 is 5 to 1.

Upon surrender of Eligible Options pursuant to the Exchange Offer, New RSUs will be granted on the first trading day following the expiration date of the Exchange Offer. It is expected that the New RSU Grant Date will be October 5, 2017, unless the Company extends the Exchange Offer.

As of August 31, 2017, Eligible Options to purchase an aggregate of 980,483 ordinary shares were outstanding, of which 763,137 had exercise prices between $6.80 and $11.00 and 217,346 had exercise prices between $11.01 and $21.00. If all Eligible Options are tendered in the Exchange Offer, the Company will, at the conclusion of the Exchange Offer, grant 261,508 New RSUs.

Terms of New RSUs

New RSUs will be issued under the 2014 Plan. As promptly as practicable after the grant date, you will receive an award notification letter substantially in the form of the award notification filed as an exhibit to the Schedule TO, notifying you of the award of each New RSU. In addition, in due course you will be contacted to arrange for signature of the formal RSU agreement.

The New RSUs will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the date of grant and one-third (1/3) on each of the next two successive anniversaries, whether or not the Surrendered Stock Options are fully vested on the expiration date of the Exchange Offer; provided, that the Company’s compensation committee has the discretion, in circumstances that it deems appropriate, to accelerate the vesting of any New RSUs. Additionally, the forfeiture terms of the New RSUs will be substantially the same as those that apply generally to previously granted restricted share units granted under the 2014 Plan. The current form of employee RSU award agreement under the 2014 Plan is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016, and is included as Exhibit (d)(1)(J) to the Schedule TO. The issuance of New RSUs under the Exchange Offer will not create any contractual or other right of the recipients to receive any future equity grants or benefits in lieu of options.

The following is a summary of the 2014 Plan. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which has been filed as Exhibit 10.16 to the Company’s Amendment No. 2 to Registration Statement on Form F-1, filed with the SEC on August 20, 2014.

2014 Plan

2014 Plan. On August 19, 2014, we adopted the 2014 Plan. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted share awards, restricted share units, cash-based awards, other stock-based awards and dividend equivalents to our Company’s and our affiliates’ respective employees, non-employee directors and consultants. The reserved pool of shares under the 2014 Plan is the sum of (i) 281,106 shares; plus (ii) on January 1 of each calendar year during the term of the 2014 Plan a number of shares equal to the lesser of: (x) 972,000, (y) 4% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, and (z) an amount determined by our Board; plus (iii) the number of shares available for issuance under our 2012 Equity Incentive Plan, our 2012 Israeli Sub Plan and our 2006 Stock Option Plan (collectively, the “Prior Plans”) as of the effective date of the 2014 Plan (in an amount not to exceed 128,106 shares). From and after the effective date of the 2014 Plan, no further grants or awards shall be made under the Prior Plans. Generally, shares that are forfeited, cancelled, terminated or expire unexercised, settled in cash in lieu of issuance of shares shall be available for issuance under new awards. Generally, any shares tendered or withheld to pay the exercise price, purchase price of an award, or any withholding taxes shall be available for issuance under new awards. Shares delivered pursuant to “substitute awards” (awards granted in assumption or substitution of awards granted by a company acquired by us) shall not reduce the shares available for issuance under the 2014 Plan. As of June 30, 2017, there were 1,894,874 ordinary shares subject to outstanding awards under the 2014 Plan, including options to purchase 1,531,941 ordinary shares and restricted share units underlying 362,933 ordinary shares.

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The 2014 Plan is administered by the compensation committee which has authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the plan. Awards under the 2014 Plan may be granted until ten years after the date on which the 2014 Plan was approved by our shareholders.

The terms of options granted under the 2014 Plan, including the exercise price, vesting provisions and the duration of an option, shall be determined by the compensation committee and set forth in an award agreement. Except as provided in the applicable award agreement, or in the discretion of the compensation committee, an option may be exercised only to the extent that it is then exercisable and shall terminate immediately upon a termination of service of the grantee.

Stock appreciation rights (“SARs”) are awards entitling a grantee to receive a payment representing the difference between the base price per share of the right and the fair market value of a share on the date of exercise. SARs may be granted in tandem with an option or independent and unrelated to an option. The terms of SARs granted under the 2014 Plan, including the base price per share, vesting provisions and the duration of an SAR, shall be determined by the compensation committee and set forth in an award agreement. Except as provided in the applicable award agreement, or in the discretion of the compensation committee, a SAR may be exercised only to the extent that it is then exercisable and shall terminate immediately upon a termination of service of the grantee. At the discretion of the compensation committee, SARs will be payable in cash, ordinary shares or equivalent value or some combination thereof.

Restricted share awards are ordinary shares that are awarded to a grantee subject to the satisfaction of the terms and conditions established by the compensation committee in the award agreement. Until such time as the applicable restrictions lapse, restricted shares are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the grantee who holds those shares.

The 2014 Plan provides for the grant of cash-based award and other stock-based awards (which are equity-based or equity related award not otherwise described in the 2014 Plan). The terms of such cash-based awards or other stock-based awards shall be determined by the compensation committee and set forth in an award agreement.

The compensation committee may grant dividend equivalents based on the dividends declared on shares that are subject to any award. Dividend equivalents may be subject to any limitations and/or restrictions determined by the compensation committee and shall be converted to cash or additional shares by such formula and at such time, and shall be paid at such times, as may be determined by the compensation committee.

In the event of any dividend (excluding any ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares or similar event (including a change in control) that affects the ordinary shares, the compensation committee shall make any such adjustments in such manner as it may deem equitable, including, but not limited to, any or all of the following: (i) adjusting the number of shares available for grant under the 2014 Plan; (ii) adjusting the terms of outstanding awards; (iii) providing for a substitution or assumption of awards; and (iv) cancelling awards in exchange for a payment in cash. In the event of a change of control, each outstanding award shall be treated as the compensation committee determines, including, without limitation, (i) that each award be honored or assumed, or equivalent rights substituted therefor, by the new employer or (ii) that all unvested awards will terminate upon the change in control. Notwithstanding the foregoing, in the event that it is determined that neither (i) or (ii) in the preceding sentence will apply, all awards will become fully vested.

2014 U.S. Sub Plan. The 2014 U.S. Sub Plan applies to grantees that are subject to U.S. federal income tax. The 2014 U.S. Sub Plan provides that options granted to the U.S. grantees will either be incentive stock options pursuant to Section 422 of the Internal Revenue Code or nonstatutory stock options. Options, other than certain incentive stock options described below, must have an exercise price not less than 100% of the fair market value of an underlying share on the date of grant. Incentive stock options expire to the extent not exercised within ten years from the grant date, provided that incentive stock options granted to a person holding more than 10% of our voting power will expire within five years from the date of the grant and must have an exercise price at least equal to 110% of the fair market value of an underlying share on the date of grant. The number of shares available under the 2014 Plan for grants of incentive stock options shall be the total number of shares available under the 2014 Plan subject to any limitations under the Internal Revenue Code and provided that shares delivered pursuant to “substitute awards” shall reduce the shares available for issuance of incentive stock options under the 2014 Plan. It is the intention that no award shall be deferred compensation subject to Section 409A of the Internal Revenue Code, unless and to the extent that the compensation committee specifically determines otherwise. If the compensation committee determines an award will be subject to Section 409A of the Internal Revenue Code (the “Code”) such awards shall be intended to comply in all respects with Section 409A of the Code, and the 2014 Plan and the terms and conditions of such awards shall be interpreted and administered accordingly.

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Tax Consequences

You should refer to the information set forth under the heading “The Exchange Offer—13. Material Income Tax Consequences” below for a discussion of the material income tax consequences of the exchange of Eligible Options and the grant and vesting of New RSUs pursuant to the Exchange Offer. The Company recommends that you consult with your own tax advisor to determine the specific tax consequences of the Exchange Offer to you.

9.	Information about the Company; Summary Financial Information.

General. Our legal and commercial name is ReWalk Robotics Ltd. We are a company limited by shares organized under the laws of the State of Israel and were founded in 2001. Our principal executive offices are located at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, and our telephone number is +972 (4) 959-0123.

In September 2014, we made an initial public offering of our ordinary shares and listed them on the NASDAQ Global Market. In May 2017, we transferred our listing to the NASDAQ Capital Market. We have irrevocably appointed ReWalk Robotics, Inc. as our agent to receive service of process in any action against us in any United States federal or state court. The address of ReWalk Robotics, Inc. is 200 Donald Lynch Blvd., Marlborough, Massachusetts 01752.

ReWalk is an innovative medical device company that is designing, developing and commercializing exoskeletons that allow individuals with mobility impairments or other medical conditions the ability to stand and walk once again. We have developed and are continuing to commercialize ReWalk, an exoskeleton that uses our patented tilt-sensor technology and an on-board computer and motion sensors to drive motorized legs that power movement. ReWalk Personal is designed for everyday use by individuals at home and in their communities, and is custom-fitted for each user. ReWalk Rehabilitation is designed for the clinical rehabilitation environment where it provides valuable exercise and therapy. It also enables individuals to evaluate their capacity for using ReWalk Personal in the future. Since obtaining FDA clearance in June 2014 we have continued to increase our focus on selling the ReWalk Personal device through third-party payors in the U.S. and Germany, and through distributors in other parts of the world. We expect to generate revenues from a combination of third-party payors, self-payors and institutions. While a broad uniform policy of coverage and reimbursement by third-party commercial payors currently does not exist for electronic exoskeleton technologies such as ReWalk, we are pursuing various paths of reimbursement, including commercial and government coverage, and support fundraising efforts by institutions and clinics. In December 2015, the Veterans’ Administration (the “VA”) issued a national policy for the evaluation, training and procurement of ReWalk Personal exoskeleton systems for all qualifying veterans across the United States. The VA policy is the first national coverage policy in the United States for qualifying individuals who have suffered spinal cord injury. Additionally, to date several private insurers in the United States and Europe have provided reimbursement for ReWalk in certain cases.

For more information about the Company, please refer to the 2016 Form 10-K, as amended, and the Company’s other filings made with the SEC incorporated by reference in this Offer to Exchange. The Company recommends that you review materials filed with the SEC before making a decision on whether or not to tender your Eligible Options. The Company will also provide to you, upon request and without charge, a copy of any or all of the documents to which you have been referred. See the information set forth under the heading “16. The Exchange Offer—Additional Information” for more information regarding reports which the Company files with the SEC, including filings that contain its consolidated financial statements, and how to obtain copies of, or otherwise review, such filings.

Financial Information. Set forth below is a selected summary of the Company’s financial information. This information is derived from, and qualified by reference to, the Company’s consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in the 2016 Form 10-K and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, which are incorporated herein by reference.

The selected financial data for the years ended and as of December 31, 2016 and 2015 are derived from the Company’s audited consolidated financial statements that are included in the 2016 Form 10-K, as amended, which is incorporated herein by reference. The data as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016 are derived from the Company’s unaudited financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017, which is incorporated herein by reference. The Company’s interim results are not necessarily indicative of results for the full fiscal year, and the Company’s historical results are not necessarily indicative of the results to be expected in any future period.

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Summary Consolidated Statements of Operations
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2017	2016	2016	2015
	(Unaudited)		(Unaudited)		(Audited)
Revenues	$2,007	$817	$4,506	$2,878	$5,869	$3,746
Cost of revenues	$1,266	$732	$2,716	$2,300	$5,133	$3,532
Gross profit	$741	$85	$1,790	$578	$736	$214
Operating loss	$5,367	$8,588	$11,022	$15,003	$30,441	$25,174
Loss before income taxes	$6,313	$9,105	$12,699	$16,009	$32,500	$25,362
Net loss	$6,309	$9,117	$12,709	$16,039	$32,503	$25,415
Net loss per ordinary share, basic and diluted	$0.37	$0.74	$0.75	$1.30	$2.47	$2.10

Summary Consolidated Balance Sheets
(amounts in thousands)

	June 30, 2017	As of December 31, 2016	As of December 31, 2015
	(Unaudited)	(Audited)	(Audited)
Total current assets	$22,043	$29,487	$23,776
Long-term assets	$2,278	$2,276	$1,798
Total assets	$24,321	$31,763	$25,574
Total current liabilities	$11,813	$12,398	$4,343
Long-term liabilities	$9,105	$11,105	$311
Shareholders' equity	$3,403	$8,260	$20,920
Total liabilities and shareholders’ equity	$24,321	$31,763	$25,574

Book Value Per Ordinary Share. The Company’s book value per ordinary share as of June 30, 2017 was $0.17.

Ratio of Earnings to Fixed Charges.

The Company’s ratio of deficiency of earnings to fixed charges for each of the periods indicated is set forth below. The Company derived the ratios of deficiency of earnings to fixed charges from historical consolidated financial statements. The ratios should be read in conjunction with the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 and for the three and six months ended June 30, 2017, including the notes thereto, and the other financial information included or incorporated by reference herein.

	As of December 31,
	2016	2015	As of June 30, 2017
Deficiency of earnings available to cover fixed charges	$(32,500)	$(25,362)	$(12,699)

For the purpose of determining the ratio of earnings to fixed charges, earnings include loss before income taxes from continuing operations plus fixed charges. Fixed charges consist of interest expense on the loan to Kreos Capital V (Expert Fund) Limited and that portion of rental expense deemed representative of interest.

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10.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Eligible Options.

The below shows our executive officers and directors as of August 31, 2017 and their ownership of options (including options that are not Eligible Options) unexercised and outstanding under all of our equity incentive plans. As of August 31, 2017, our executive officers and directors (consisting of 12 persons) as a group held options unexercised and outstanding to purchase a total of 1,557,081 of our ordinary shares (including options that are not Eligible Options) under all of our equity incentive plans, which represented approximately 69.3% of the 2,246,439 ordinary shares subject to all such options as of that date. The address of all directors and executive officers is c/o ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, except for Mr. Weisman and Mr. Dykan, whose address is c/o SCP Vitalife Partners (Israel) II, L.P., 32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.

Name	Title	Number of Shares Underlying Outstanding Options	Percentage of Total Shares Underlying Outstanding Options
Larry Jasinski	Chief Executive Officer and Director	807,114	35.9%
Jeff Dykan	Chairperson and Director	12,528	0.6%
Wayne B. Weisman	Director	12,528	0.6%
Aryeh (Arik) Dan	Director	12,528	0.6%
Yasushi Ichiki	Director	12,528	0.6%
Glenn Muir	Director	25,074	1.1%
Dr. John William Poduska	Director	25,074	1.1%
Peter Wehrly	Director	20,898	0.9%
Deborah DiSanzo	Director	25,074	1.1%
Kevin Hershberger	Chief Financial Officer	343,769	15.3%
Ofir Koren	Vice President, Research & Development and Regulatory	104,915	4.6%
Jodi Gricci	Chief Commercial Officer	155,051	6.9%

Our executive officers may participate in this Exchange Offer. However, our non-employee directors may not participate in this Exchange Offer.

The following table shows the number of ordinary shares subject to Eligible Options held as of August 31, 2017 by our current executive officers who are eligible to participate in the Exchange Offer:

Name of Executive Officer	Title	Maximum Number of Shares Underlying Eligible Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Years)
Larry Jasinski	Chief Executive Officer and Director	292,864	10.67	8.22
Kevin Hershberger	Chief Financial Officer	240,269	12.01	8.12
Ofir Koren	Vice President, Research & Development and Regulatory	48,607	10.02	8.22
Jodi Gricci	Chief Commercial Officer	45,023	10.18	8.23

The following table shows the maximum number of New RSUs that may be issued to each of our executive officers eligible to participate in the Exchange Offer under the exchange ratios, assuming they each elect to tender and we accept all of their Eligible Options in the Exchange Offer:

Name of Executive Officer	Title	Maximum Number of New RSUs
Larry Jasinski	Chief Executive Officer and Director	78,287
Kevin Hershberger	Chief Financial Officer	62,008
Ofir Koren	Vice President, Research & Development and Regulatory	13,402
Jodi Gricci	Chief Commercial Officer	12,378

Because participation in the Exchange Offer is voluntary, the benefits or amounts that will be received by any eligible executive officer are not currently determinable.

During the 60 days prior to September 6, 2017, neither we, nor any of our directors or executive officers, nor any affiliates of ours were engaged in transactions involving Eligible Options.

Except as described in this Offer to Exchange and in the 2016 Form 10-K, as amended, incorporated by reference herein, other than options and other awards granted from time to time to certain employees (including executive officers) and directors under the Company’s equity incentive plans, neither the Company nor, to its knowledge, any of its directors or executive officers, is a party to any agreement, arrangement or understanding with any other person with respect to any of its securities (including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

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11.	Status of Options Acquired in the Exchange Offer; Accounting Consequences of the Exchange Offer.

Eligible Options that are accepted for exchange pursuant to the Exchange Offer will be cancelled immediately upon expiration of the Exchange Offer.

Under FASB ASC Topic 718, the exchange of options under an option exchange program is treated as a modification of the existing options. ASC 718 provides that a modification to the terms of an award should be treated as an exchange of the original award for a new award with total compensation cost equal to the grant-date fair value of the original award plus the incremental value of the modification to the award. Under ASC 718, the calculation of the incremental value is based on the excess of the fair value of the new (modified) award based on current circumstances over the fair value of the original option measured immediately before its terms are modified based on current circumstances. The original (pre-modification) option is valued based on current assumptions, without regard to the assumptions made on the grant date and, therefore, the expected term used to measure the value of the pre-modification option is not limited to the remainder of the expected term estimated on the grant date. Accordingly, we will recognize the unamortized compensation cost of the Surrendered Stock Options, as well as any compensation cost of the New RSUs granted in the Exchange Offer, ratably over the vesting period of the New RSUs. The compensation cost will be measured as the excess, if any, of the fair value of each New RSU granted in exchange for Surrendered Stock Options, measured as of the date the New RSUs are granted, over the fair value of the Surrendered Stock Options measured immediately prior to the cancellation. Because the exchange ratios will be calculated to result in the fair value of Surrendered Stock Options being approximately equal to the fair value of the New RSUs replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Exchange Offer. In the event that any of the New RSUs are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited New RSUs will not be recognized; however, we will recognize any unamortized compensation expense from the Surrendered Stock Options that would have been recognized under the original vesting schedule.

12.	Legal Matters; Regulatory Approvals.

The Company is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by the Exchange Offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the Eligible Options as described in the Exchange Offer, other than the Israel Tax Authority ruling described in Section 13 below. If any other approval or action should be required, the Company anticipates that it will seek the approval or take the action. This could require the Company to delay the exchange of Eligible Options surrendered. No assurance can be given that the Company will be able to obtain any required approval or take any other required action. The Company’s obligations under the Exchange Offer to accept tendered Eligible Options and to issue the New RSUs is subject to conditions, including the conditions described in “6. Offer to Exchange—Conditions of the Exchange Offer.”

ReWalk has obtained an exemption from the provisions of the Israel Securities Law, 5728-1968 (the “Securities Law”), including the prospectus publication requirements of the Securities Law, with respect to the Exchange Offer, pursuant to Section 15D of the Securities Law.

There are no pending material legal proceedings relating to the Exchange Offer.

13.	Material Income Tax Consequences.

The following is a general summary relating only to the likely material income tax consequences of the exchange of Eligible Options and the issuance of the New RSUs under the Exchange Offer as applicable to grantees in the United States, Israel, Germany and the United Kingdom. You are advised to review the country specific disclosures below and to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation. The summary does not address all tax consequences associated with your ownership of ReWalk options in general. Furthermore, it does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the potential tax consequences you may wish to consider in making your decision. Please note that tax laws change frequently, and sometimes retroactively, and can vary according to individual circumstances. The Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer including any personal tax implications or otherwise.

If you are a citizen or resident of a country other than the country in which you work, or are subject to the tax laws of more than one country, or change your residence or citizenship during the term of an option, the information contained in this document may not be applicable to you. ALL ELIGIBLE OPTION HOLDERS SHOULD CONSIDER OBTAINING PROFESSIONAL ADVICE REGARDING THE APPLICABILITY OF TAX LAWS.

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If we amend any term of the Exchange Offer in a way we believe constitutes a material change adversely affecting a holder of Eligible Options, we will promptly disclose the amendment in a manner reasonably designed to inform holders of Eligible Options of such amendments. We will also extend the Exchange Offer so that at least five U.S. business days, or such longer period as may be required by the tender offer rules (including Rule 13e-4(e) under the Exchange Act), remain after the date of notice of such change. For more information, see “The Exchange Offer—14. Extension of the Exchange Offer; Termination; Amendment.”

Israeli Income Tax Consequences

Anticipated Israel Tax Authority Ruling

We believe that the Israel Tax Authority will view the exchange of eligible options for New RSUs pursuant to the Exchange Offer as a taxable event, such that we will be required to withhold applicable tax at the source (especially with respect to vested eligible options). In an effort to prevent that outcome, we have applied for a tax ruling from the Israel Tax Authority requesting its confirmation that the exchange under the Exchange Offer will not be considered a taxable event and that the taxable event, if any, will be postponed to the date of sale of the underlying ordinary shares (or their transfer from the trustee appointed by us to hold the equity awards under the provisions of the capital gains tax route of Section 102 of the Israel Income Tax Ordinance [New Version], 1961 (the “Capital Gains Tax Route”)).

In our application to the Israel Tax Authority, we requested that the tax ruling provide, among other things, that once Eligible Options, both vested and unvested, granted under the Capital Gains Tax Route are exchanged for New RSUs, the determining date for purposes of the Capital Gains Tax Route will be the later of the following dates, which we refer to as the “New Date of Grant”:

•	the date our board of directors approved the Exchange Offer; or

•	the date we requested the tax ruling from the Israel Tax Authority.

If and when the Israel Tax Authority grants our request for this ruling on these terms, it would have the following results:

•	the mandatory two-year holding period required under the Capital Gains Tax Route for preferential tax treatment (during which the New RSUs or the underlying ordinary shares may not be sold or transferred and must be held in trust by a trustee) would begin on the New Date of Grant, instead of the original date of grant of the Eligible Options; and

•	the New Date of Grant of the New RSUs, instead of the original date of grant of the Eligible Options, would be considered the determining date of grant for purposes of calculating the applicable tax. Thus, upon a future sale of the shares underlying the New RSUs, the portion of income to be taxed as ordinary income (subject to marginal tax rates of up to 47% and social security contributions) would be calculated based on the average closing price of our ordinary shares on the 30-trading-day period preceding the New Date of Grant. Additionally, any income attributed to the increase in the price of our ordinary shares beyond such 30-day average would be taxed as capital gain (subject to tax at a rate of up to 25%), provided that all other provisions of the Capital Gains Tax Route are met. In addition to the applicable tax rates above, Israeli resident individuals who have taxable income that exceeds NIS 640,000 in a tax year (linked to the Consumer Price Index each year) will be subject to an additional tax at the rate of 3% on their taxable income for such tax year exceeding such threshold. For this purpose, taxable income will include ordinary income and taxable capital gains from the sale of shares underlying the New RSUs (or from any distribution made on such shares).

Updates Regarding Israel Tax Authority Ruling

There is no assurance that a tax ruling will be issued by the Israel Tax Authority, or, if issued, upon what terms. We will update you regarding the tax ruling from the Israel Tax Authority promptly if and when we receive it, and may extend the Exchange Offer, if required by the tender offer rules, to allow Eligible Option holders subject to Israeli taxation to consider the tax ruling before they decide whether or not to participate in the Exchange Offer.

U.S. Federal Income Tax Consequences

The following is a brief discussion of the material United States federal income tax consequences associated with the exchange of Eligible Options for New RSUs pursuant to the Exchange Offer. This discussion is based on the Code, its legislative history, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

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Option Exchange

We believe the exchange of Eligible Options for New RSUs pursuant to the Exchange Offer should be treated as a non-taxable exchange and neither we nor any of the Eligible Holders should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of New RSUs. However, the tax consequences of the Exchange Offer are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. Additionally, if the Offer to Exchange is open for 30 days or more, Eligible Options that were intended to be incentive stock options will be considered “modified,” which will result in a deemed re-grant of such Eligible Options even if they were not exchanged. This would mean that for purposes of the incentive stock option rules, the holding period measured from the date of grant would restart and, in order to receive favorable U.S. tax treatment with respect to any such incentive stock option, the option holder must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the New RSU Grant Date and more than one year after the exercise of the option (even if such holder does not exchange its incentive stock options for RSUs). Currently, this Exchange Offer is estimated to expire at 4:59 p.m. Eastern Time on October 4, 2017. If the offer expires as scheduled, the offer will have remained open for 29 calendar days.

Eligible option holders who exchange outstanding options for New RSUs generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Grant and Vesting of New RSUs

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted a restricted share unit. Instead, you will recognize ordinary income as the shares subject to the New RSUs vest at which time they can no longer be forfeited and we will deliver the shares to you. At the same time, the Company will also typically have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares. With regard to the shares issued pursuant to the New RSUs granted under the offer, you will not have paid any amount for the shares. The Company will satisfy all tax withholding obligations via the sell-to-cover mechanism specified in your restricted share unit agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of New RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than twelve (12) months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

You also should note that if your New RSUs constitute “deferred compensation” within the meaning of Section 409A and (i) the vesting of all or a portion of your New RSUs is accelerated in connection with your separation from service with the Company, and (ii) you are a “specified employee” (generally, a highly placed officer of the Company) at that time, then the delivery of accelerated shares under your restricted share unit award may need to be delayed by six months in order to allow you to avoid the imposition of additional taxation under Section 409A.

The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.

Surrendered Stock Options

If you participate in this offer, your Eligible Options will be exchanged for New RSUs. So that you are able to compare the tax consequences of New RSUs to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to nonstatutory stock options and incentive stock options under U.S. federal tax law.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in ordinary shares or a combination of cash and ordinary shares, the excess of the value (on the date of exercise) of the ordinary shares purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

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The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares; and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Under current law, an option holder generally will not realize taxable income upon the grant of an incentive stock option, nor will such option holder realize taxable income upon the vesting or exercise of these shares (except that the alternative minimum tax may apply). If you do not dispose of ordinary shares acquired through exercise of an incentive option within two years of the date of grant or one year of the date of exercise, any gain realized from a subsequent disposition would constitute long-term capital gain. If you dispose of ordinary shares prior to the expiration of either of those holding periods, any gain based on the lesser of (i) the fair market value of ordinary shares on the date of exercise and (ii) the amount realized on the disposition of ordinary shares if a sale or exchange, over the exercise price will constitute ordinary income. Any additional gain realized upon the disposition would be taxable either as a short-term capital gain or long-term capital gain, depending upon how long you held the ordinary shares. The Company will receive a deduction in the amount of any ordinary income recognized by you (if any).

We recommend that you consult your personal tax advisor(s) with respect to the federal, state, and local tax consequences of participating in the Exchange Offer.

In addition, if you are a citizen or resident of more than one country, transferred employment to another country since the date your eligible options were granted or are considered a resident of another country for local law purposes, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the New RSUs are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the New RSUs as a replacement grant). We strongly recommend that you consult with your advisor(s) to discuss the consequences to you of this transaction.

German Tax Consequences

The following is a brief summary of the material tax consequences of participating in the Exchange Offer for employees and consultants who are subject to income tax in Germany. This discussion is based on the laws in effect in Germany as of September 2017. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees and consultants. Tax laws change frequently and occasionally on a retroactive basis.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of New RSUs pursuant to the Exchange Offer.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax, social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling), the solidarity surcharge, and church tax (if applicable) when the New RSUs vest. The taxable amount will generally be the fair market value of the shares issued to you at vesting at the time they are booked into your deposit account. For German tax purposes, the fair market value of shares is defined as the lowest quoted price (Kurswert) of the shares in the regulated market of a German stock exchange, or, otherwise, the German open market, or, otherwise, a foreign stock exchange.

You may be eligible for a tax exemption (up to €360 per annum) because this income results from the acquisition of shares in your employer’s parent company. You should consult with your personal tax advisor to determine if you are eligible for a tax deduction.

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Additionally, the restricted share unit income may be subject to the “one-fifth” rule (the Fünftelregelung). The one-fifth rule generally is applicable if you receive income in a certain calendar year, but the income has not been earned in that calendar year only. If the one-fifth rule applies, it may result in favorable tax treatment for some individuals. However, the one-fifth rule has no benefit if you are subject to tax at the maximum marginal tax rate on your regular salary income. You may claim the benefit of the one-fifth rule even if your employer does not withhold at this rate. The rule is complex and you should consult your personal tax advisor to determine if you are eligible.

Sale of Shares and Dividends

You will generally be subject to capital gains tax at a flat rate of 25% (plus solidarity surcharge and church tax, if applicable) upon the sale of shares, provided: (i) you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years); and (ii) the shares are not held as business assets (this requirement should be met since your shares are issued pursuant to New RSUs granted to you as an employee).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling), the solidarity surcharge and church tax (if applicable) when your New RSUs vest. Your employer will report the income on your income tax card (Lohnsteuerkarte) when your New RSUs vest.

You are responsible for paying any difference between your actual tax liability and the amount withheld. You are also responsible for including any income realized under the 2014 Plan in your annual tax return.

Furthermore, you are generally responsible for reporting and paying any taxes resulting from the sale of your shares or the receipt of any dividends. Please note that this also applies for a sale of shares initiated by your employer on your behalf (for example, in order to pay any required withholding amounts regarding the vesting of the RSUs). However, the respective tax will generally be levied via the sell-to-cover mechanism specified in your restricted share unit agreement, to the extent that the shares are held in custody with or administrated by a German credit institution, financial services institution (including a German branch of such foreign institution), securities trading company or securities trading bank.

Exchange Control Information

For statistical purposes, cross-border payments in excess of €12,500 must be reported monthly to the German Central Bank. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000. You are responsible for completing the necessary reports.

U.K. Tax Consequences

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New RSUs pursuant to the Exchange Offer for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of September 2017. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at grant or vesting of the New RSUs or when you sell ordinary shares acquired upon settlement of your New RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the option exchange and grant of New RSUs in the United Kingdom.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not treated as resident and ordinarily resident in the U.K., the information contained in this summary may not be applicable to you. In addition, if you received your Eligible Options when you resided in or were otherwise subject to tax in one country, but you now reside in or are otherwise subject to tax in a different country, you may be subject to tax in connection with the New RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in all applicable countries apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of New RSUs pursuant to the Exchange Offer.

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Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax when the New RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

It is expected that you will be required to pay employee National Insurance contributions (“NICs”) on the income at vesting. In addition, the New RSUs have been granted conditioned upon you agreeing to meet any liability for employer NICs, which may also become due at vesting. You must execute a joint election form prior to the time your awards vest and return the joint election form to your employer. Where you execute a joint election to transfer employer NICs, you will be eligible to receive tax relief for the NICs transferred with respect to the income tax liability which arises on vesting of your New RSUs.

Ordinarily, your employer will calculate the income tax and employee and employer NICs due when your New RSUs vest and intends to account for these amounts to Her Majesty’s Revenue and Customs (“HRMC”) through the PAYE systems. Please see below for further information. Your employer may withhold income tax and NICs from shares otherwise to be issued to you at vesting, from proceeds of the sale of ordinary shares or from your monthly salary. If, for any reason, a sufficient amount is not withheld, you are required to reimburse the income tax due to your employer within 90 days of the date of vesting. If you fail to pay your employer for the income tax due within 90 days of the vesting date, additional taxable liabilities may arise depending upon your own circumstances and those of your employer.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the New RSUs, you may be subject to capital gains tax. The taxable amount will be the difference between the sale price and the market value of the shares at vesting. However, you will be subject to capital gains tax in any tax year only if your capital gain exceeds your annual personal exemption.

If you acquire shares, you will need to take into account the share identification rules in calculating your capital gains tax liability. Please consult your personal tax advisor to determine how the share identification rules apply in your particular situation.

Withholding and Reporting

As described above, your employer is ordinarily required to withhold income tax and NICs through the PAYE system when your New RSUs vest. However, please note that separate rules will apply in circumstances where your employing company is not located in the United Kingdom.  In that case, you are recommended to obtain separate advice in connection with how you may properly discharge any obligation you may have to pay income tax and NICs to HMRC.  Please note that ReWalk reserves the right not to issue or transfer any ordinary shares to you unless you have made arrangements satisfactory to ReWalk for the payment of any such tax and NICs liabilities. However, you are ultimately responsible for payment of any income tax and NICs due. You are responsible for paying any difference between your actual tax liability and the amount withheld.

Your employer, at least where resident in the United Kingdom, is also required to report the details of the grant and vesting and the tax withheld in its annual returns.

In addition to your employer’s reporting obligations, you are responsible for reporting any income resulting from the vesting of your New RSUs, the sale of your ordinary shares and the receipt of any dividends, as may be required, on your annual tax return. You are also responsible for paying via self-assessment any tax resulting from the sale of your shares and the receipt of any dividends.

14.	Extension of the Exchange Offer; Termination; Amendment.

The Company reserves the right, in its discretion, at any time and regardless of whether or not any event set forth under the heading “The Exchange Offer—6. Conditions of the Exchange Offer” has occurred or is deemed to have occurred, to extend the expiration date and delay the acceptance for exchange of any Eligible Options. If the Company decides to extend the expiration date of the Exchange Offer, you will be given written notice of the extension and delay, as described below. In that event, the Company will also extend your right to withdraw tenders of Eligible Options until such extended expiration date. In the case of an extension, the Company will promptly deliver an email or other form of written communication reasonably designed to inform holders of Eligible Options of the extension.

The Company also reserves the right, in its reasonable judgment, before the expiration date to terminate or amend the Exchange Offer and to postpone its acceptance and cancellation of any options elected to be exchanged if any of the events described under the heading “The Exchange Offer—6. Conditions of the Exchange Offer” occurs, by promptly delivering an e-mail or other form of written communication in a manner reasonably designed to inform holders of Eligible Options of the change. ReWalk’s reservation of the right to delay acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that it must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

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Subject to compliance with applicable law, the Company further reserves the right, before the expiration date, in its discretion, and regardless of whether any event described under the heading “The Exchange Offer—6. Conditions of the Exchange Offer” has occurred or is deemed to have occurred, to amend the Exchange Offer in any respect, including by decreasing or increasing the consideration offered in the Exchange Offer or by decreasing or increasing the number of options being sought in the Exchange Offer.

The minimum period during which the Exchange Offer will remain open following material changes in the terms of the Exchange Offer or in the information concerning the Exchange Offer, other than a change in the consideration being offered or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. Pursuant to Rule 13e-4(e) under the Exchange Act, if the Company modifies the number of Eligible Options to be exchanged in the Exchange Offer or the consideration being offered for the Eligible Options in the Exchange Offer, the Exchange Offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the Exchange Offer is amended in a manner that the Company determines constitutes a material change adversely affecting any holder of Eligible Options, it will promptly disclose the amendments in a manner reasonably designed to inform holders of Eligible Options of such amendments, and will extend the Exchange Offer so that at least five U.S. business days, or such longer period as may be required by the tender offer rules (including Rule 13e-4(e) under the Exchange Act), remain after the date of notice of such change.

For purposes of the Exchange Offer, a “U.S. business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York time.

15.	Fees and Expenses.

The Company will not pay any fees or commissions to any broker, dealer or other person for asking Eligible Option holders, whether or not they would like to elect to surrender their Eligible Options pursuant to the Exchange Offer.

16.	Additional Information.

This Offer to Exchange is a part of a Tender Offer Statement on Schedule TO that the Company has filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. The Company recommends that you review the Schedule TO, including its exhibits, and the following materials that have been filed with the SEC before making a decision on whether or not to surrender your Eligible Options:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017, as amended on Form 10-K/A filed with the SEC on April 27, 2017;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 22, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 4, 2017 and for the quarterly period ended June 30, 2017 filed with the SEC on August 3, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 30, 2017, June 1, 2017, June 13, 2017 and June 30, 2017; and

•	the description of our ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36612) filed with the SEC on September 2, 2014.

Notwithstanding the foregoing, no information is incorporated by reference in this Offer to Exchange where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Offer to Exchange.

Certain statements in and portions of this Offer to Exchange update and replace information in the above-listed documents incorporated by reference. Any statements contained in a document incorporated by reference in this Offer to Exchange shall be deemed to be modified or superseded for purposes of this Offer to Exchange to the extent that a statement contained in this Offer to Exchange modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Offer to Exchange except as so modified or superseded.

You may read and copy the documents incorporated by reference herein, including the exhibits and schedules thereto, and any document we file or have filed with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

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Additionally, we will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this Offer to Exchange, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to ReWalk Robotics Ltd., c/o ReWalk Robotics Inc., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn: Investor Relations, or ir@rewalk.com, telephone number (508) 251-1154.

17.	Miscellaneous.

The Company is not aware of any jurisdiction in which participation in the Exchange Offer is being made to employees or consultants where the Exchange Offer is not in compliance with applicable law. The Company may become aware of one or more jurisdictions where the Exchange Offer is not in compliance with valid applicable law. If the Company is unable to comply with such law, or otherwise determines that it is impracticable or inadvisable to permit participation in the Exchange Offer by employees or consultants in such jurisdiction, participation in the Exchange Offer will not be offered to, nor will Eligible Options be accepted from, employees or consultants residing in such jurisdiction.

REWALK ROBOTICS LTD.

September 6, 2017

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